                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant /x/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-11c or 240.14a-12

                       TRIANGLE PHARMACEUTICALS, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

-------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1)  Title of each class of securities to which transaction applies:

          --------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          --------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          --------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          --------------------------------------------------------------------

     (5)  Total fee paid:

          --------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          --------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          --------------------------------------------------------------------
     (3)  Filing Party:

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     (4)  Date Filed:

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

                  [LETTERHEAD OF TRIANGLE PHARMACEUTICALS]

                  4 UNIVERSITY PLACE, 4611 UNIVERSITY DRIVE
                        DURHAM, NORTH CAROLINA 27707

                                                            April 3, 1998

To the Stockholders of TRIANGLE PHARMACEUTICALS, INC.

         You are cordially invited to attend the Annual Meeting of the Stockholders of Triangle Pharmaceuticals, Inc., to be held at The University Club, 3100 Tower Boulevard, Durham, NC 27707 on May 15, 1998 at 10:00 a.m.

         Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement which you are urged to read carefully.

         If you do not plan to attend the Annual Meeting, please sign, date, and return the enclosed proxy promptly in the accompanying reply envelope. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

         We look forward to seeing you at the Annual Meeting.


                                         /s/ David W. Barry, M.D.
                                             David W. Barry, M.D.
                                   CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                             YOUR VOTE IS IMPORTANT

         IN ORDER TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE (TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES).

                         TRIANGLE PHARMACEUTICALS, INC.
                    4 UNIVERSITY PLACE, 4611 UNIVERSITY DRIVE
                          DURHAM, NORTH CAROLINA 27707

                               ------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 15, 1998
                               ------------------

To the Stockholders of TRIANGLE PHARMACEUTICALS, INC.

         The Annual Meeting of Stockholders of Triangle Pharmaceuticals, Inc. ("Triangle" or the "Company") will be held at The University Club, 3100 Tower Boulevard, Durham, NC 27707 on May 15, 1998 at 10:00 a.m. (the "Annual Meeting") to consider and vote upon the following matters, which are more fully described in the accompanying Proxy Statement:

                  1. To elect three (3) directors to the class of directors whose term expires in 2001. The Board has nominated the following persons for election at the Annual Meeting: Standish M. Fleming, Dennis B. Gillings, Ph.D., and Henry G. Grabowski, Ph.D.

                  2. To approve a series of amendments to the 1996 Stock Incentive Plan (i) increasing the number of shares of Common Stock authorized for issuance under the plan (the "option pool") by an additional 1,000,000 shares, (ii) providing for automatic annual increases in 1999, 2000 and 2001 in the option pool by an amount equal to 4% of the total number of shares outstanding, but in no event will the increase in any year exceed 1,000,000 shares less the total number of shares then available in the option pool for future grants, and
         (iii) increasing the number of shares of Common Stock issuable upon the exercise of options granted to non-employee Board members under the Automatic Option Grant Program to 2,000 shares on the date first elected or appointed to the Board and 2,000 additional shares for each full or partial year of such member's term, measured from the date of each annual meeting of stockholders.

                  3. To ratify the appointment of Price Waterhouse LLP as the Company's independent accountants for the fiscal year ending December 31, 1998.

                  4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. All stockholders of record at the close of business on March 26, 1998 will be entitled to vote at the Annual Meeting and at any adjournment thereof. The transfer books will not be closed. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the offices of the Company.

                       By Order of the Board of Directors


                            /s/ Chris A. Rallis
                           Chris A. Rallis, SECRETARY

April 3, 1998

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN, PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                         TRIANGLE PHARMACEUTICALS, INC.
                    4 UNIVERSITY PLACE, 4611 UNIVERSITY DRIVE
                          DURHAM, NORTH CAROLINA 27707

                       ---------------------------------
                               PROXY STATEMENT
                       ---------------------------------

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                   TO BE HELD
                                  MAY 15, 1998

         The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of Triangle Pharmaceuticals, Inc., a Delaware corporation ("Triangle" or the "Company"), for use at the annual meeting of stockholders to be held on May 15, 1998, and at any adjournment or postponement of the annual meeting (the "Annual Meeting"). The Annual Meeting will be held at 10:00 a.m. at The University Club, 3100 Tower Boulevard, Durham, NC 27707. All stockholders of record on March 26, 1998 will be entitled to notice of and to vote at the Annual Meeting. The Company intends to mail this Proxy Statement and the accompanying proxy (the "Proxy") to stockholders on or about April 9, 1998.

         The mailing address of the principal executive office of the Company is 4 University Place, 4611 University Drive, Durham, North Carolina 27707.

PURPOSE OF MEETING

         The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders (collectively, the "Proposals"). Each Proposal is described in more detail in this Proxy Statement.

VOTING RIGHTS AND SOLICITATION

VOTING

         On March 26, 1998, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 20,015,038 shares of Common Stock outstanding. Each holder of Common Stock is entitled to one vote on all matters brought before the Annual Meeting.

         Abstentions and broker nonvotes will be counted for purposes of determining whether a quorum is present at the Annual Meeting and abstentions will have the effect of negative votes.

REVOCABILITY OF PROXIES

         Any person giving a proxy has the power to revoke it at any time before its exercise. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 4 University Place, 4611 University Drive, Durham, North Carolina 27707, a notice of revocation or another signed Proxy with a later date. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

SOLICITATION

         The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional soliciting materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         The Company's Certificate of Incorporation provides for a classified Board consisting of three classes of directors serving staggered three-year terms, with each class consisting as nearly as possible of one-third of the total number of directors. The Bylaws of the Company provide for a Board consisting of such number of directors as may be fixed from time to time by resolution of two-thirds of the members of the Board or by two-thirds of the stockholders at an annual meeting of stockholders of the Company. The Board has fixed the number of directors to constitute the full Board from and after the Annual Meeting at eight, with two classes consisting of three directors and the third class consisting of two directors. Three directors are to be elected at the Annual Meeting for a term expiring at the 2001 annual meeting of stockholders or until their successors have been duly elected and qualified.

         Standish M. Fleming and Karl Hostetler, M.D., both directors of the Company since 1995, represent the class of directors whose term expires at the Annual Meeting. The Board has nominated Mr. Fleming, Dennis B. Gillings, Ph.D. and Henry G. Grabowski, Ph.D. to stand for election to the class of directors whose term expires at the 2001 annual meeting of stockholders or until their successors are elected and have qualified. Dr. Hostetler has notified the Board of his intention to resign from the Board effective as of the Annual Meeting. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve. In the event any of the nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board to fill the vacancy.
Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below.

NOMINEES

         The following table sets forth information regarding the nominees.

                                YEAR FIRST                CLASS
                                 ELECTED              TERMINATION
         NAME                   DIRECTOR        AGE       YEAR          POSITION
         ----                   --------        ---       ----          --------

Standish M. Fleming (1)          1995            50       2001          Director

Dennis B. Gillings, Ph.D         --              53       2001          Director

Henry G. Grabowski, Ph.D         --              57       2001          Director

--------
(1)       Member of Audit Committee.

BUSINESS EXPERIENCE OF NOMINEES (FOR ELECTION TO TERMS EXPIRING IN 2001)

         STANDISH M. FLEMING has served as a director of the Company since July 1995 and as a member of the Audit Committee since August 1996. Since April 1993, Mr. Fleming has been a general partner of Forward Ventures, a venture capital firm. Mr. Fleming also served in an advisory position with Forward Ventures from February 1992 through April 1993. Prior to that, Mr. Fleming joined Ventana, a venture capital firm, in 1986 and served as a fund manager from January 1990 through January 1992. Mr. Fleming received a B.A. in English from Amherst College and an M.B.A. from the University of California, Los Angeles. Mr. Fleming currently serves as a director of four privately-held companies.

         DENNIS B. GILLINGS, PH.D. is Chairman and Chief Executive Officer of Quintiles Transnational Corp., which he founded in 1982. Quintiles Transnational Corp. is a provider of contract research, sales and marketing services to the pharmaceutical, biotechnology and medical device industries. Dr. Gillings served as a professor at the University of North Carolina at Chapel Hill from 1972 to 1988, and he currently serves on the University of North Carolina School of Public Health Foundation Board. Dr. Gillings received a Diploma in Mathematical Statistics from the University of Cambridge in 1967 and a Ph.D. in Mathematics from the University of Exeter, England, in 1972. Dr. Gillings is currently a director of several privately-held companies.

         HENRY G. GRABOWSKI, PH.D. has served as a professor in the Economics Department, Duke University, since 1976 and as the Director of the Program in Pharmaceuticals and Health Economics, Duke University, since 1983. Dr. Grabowski is considered a leader in the field of, and has authored and co-authored numerous books, monographs and articles concerning, pharmaceutical regulation and innovation. Dr. Grabowski has served as an advisor to numerous private and public organizations, including the Institute of Medicine, the National Science Foundation and the General Accounting Office. Dr. Grabowski is an adjunct scholar at the American Enterprise Institute and he currently serves as Associate Editor of the THE QUARTERLY REVIEW OF ECONOMICS AND FINANCE and the JOURNAL OF RESEARCH IN PHARMACEUTICAL ECONOMICS. Dr. Grabowski received a B.S. in Engineering Physics from Lehigh University in 1962 and a Ph.D. in Economics from Princeton University in 1967.

BUSINESS EXPERIENCE OF CONTINUING DIRECTORS WITH TERMS EXPIRING IN 1999 (AGE)

         M. NIXON ELLIS, PH.D. (48) has served as a director of the Company since July1995 and as President and Chief Operating Officer since September 1995. Prior to joining the Company, Dr. Ellis served as Global Brand Director, HIV/Retrovir(R) of Wellcome plc ("Wellcome"), a pharmaceutical company, from January 1995 through June 1995, where he was responsible for managing a $300 million worldwide business. From April 1993 through December 1994, Dr. Ellis served as Assistant Director, Group Licensing of Wellcome. Prior to that, Dr. Ellis served as Assistant Division Director, Virology of Burroughs Wellcome Co. ("Burroughs Wellcome"), a pharmaceutical company, from March 1991 to March 1993. Prior to assuming his management responsibilities at Wellcome, Dr. Ellis' research focused on the disease producing potential of drug resistant viral mutants. Dr. Ellis received a B.S. in biology from the University of South Carolina, an M.B.A. from the University of North Carolina, Chapel Hill, and an M.S. in medical microbiology and a Ph.D. in microbiology from the University of Georgia.

         ANTHONY B. EVNIN, PH.D. (57) has served as a director of the Company since November 1995 and as a member of the Compensation Committee since August 1996. Since 1975, Dr. Evnin has been a general partner of Venrock Associates, a venture capital firm. Dr. Evnin received an A.B. in chemistry from Princeton University and a Ph.D. in chemistry from Massachusetts Institute of Technology. Dr. Evnin is currently a director of several privately-held companies and the following publicly-held companies: AxyS Pharmaceuticals, Inc., Centocor, Inc., and Ribozyme Pharmaceuticals, Inc., all of which are biopharmaceutical companies, and Opta Food Ingredients, Inc., a food ingredients company.

BUSINESS EXPERIENCE OF CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2000 (AGE)

         DAVID W. BARRY, M.D. (54) has served as Chairman of the Board and Chief Executive Officer since July 1995 and served as the Company's President from July through September 1995. Prior to joining the Company, Dr. Barry served as a member of the Board and as the Director of Research, Development and Medical Affairs of Wellcome from May 1994 through May 1995. From May 1989 through May 1994, Dr. Barry served as Vice President, Research, Development and Medical Affairs of Burroughs Wellcome. Dr. Barry is considered a leader in the field of antiviral therapy and is one of the co-inventors of AZT, the first drug to treat the human immunodeficiency virus ("HIV"). Dr. Barry also directed the clinical development of the first selective anti-herpes drug, acyclovir. Before joining Burroughs Wellcome in 1977, Dr. Barry spent five years at the United States Food and Drug Administration ("FDA") in various capacities, including

Director of the Influenza Task Force of the Bureau of Biologics and Acting Deputy Director of the Division of Virology at the Bureau of Biologics. Dr. Barry received a B.A. in French literature from Yale College and an M.D. from Yale University. Dr. Barry is currently a director of Family Health International, a not-for-profit company engaged in the business of family planning, and Molecular Biosystems, Inc., a publicly-held medical diagnostics company. Dr. Barry is a consultant to Life Science Ventures GmbH, a European venture capital company, and is also Chairman of the Inter-Company Collaboration on AIDS Drug Development, a pharmaceutical industry consortium.

     GEORGE MCFADDEN (57) has served as a director of the Company since November 1995 and as a member of the Compensation Committee since August 1996. Since 1979, Mr. McFadden has served as a general partner of McFadden Brothers, an investment company. Mr. McFadden received a B.A. in business from Vanderbilt University and an M.B.A. from Columbia University. Mr. McFadden is currently a director of four privately-held companies, Washington, Inc. (where he serves as Chairman of the Board), Chemical Leaman Corporation, Cryogenics Holdings, Inc. and Squaw Valley Corp., and of one publicly-held packaging company, Ball Corp.

     PETER MCPARTLAND (44) has served as a director of the Company since June 1996 and as a member of the Audit Committee since August 1996. Mr. McPartland has served as a director of Schroder Ventures Life Sciences Advisers (UK) Ltd., a venture capital firm, since July 1995. He served as a principal of Schroder Venture Advisers from April 1988 through July 1995. Mr. McPartland received a B.Sc. in pharmacology from University College, London. Mr. McPartland currently serves as Deputy Chairman of the Board of Cerebrus Limited (a private, United Kingdom company).

BOARD MEETINGS AND COMMITTEES

     The Company's Board met a total of seven times during the year ended December 31, 1997. Each director attended at least 75% of the aggregate of
(i) the total meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which he served.

     The Company has a Compensation Committee currently composed of Dr. Evnin and Mr. McFadden. The Compensation Committee met once and acted by written consent four times in 1997. The Compensation Committee reviews and acts on matters relating to compensation levels and benefit plans for executive officers and key employees of the Company, including salary and stock options. The Compensation Committee is also responsible for granting stock awards, stock options and stock appreciation rights and other awards to be made under the Company's existing incentive compensation plans.

     The Company also has an Audit Committee composed of Messrs. Fleming and McPartland. The Audit Committee met once in 1997. The Audit Committee assists in selecting the independent accountants, designating the services they are to perform and in maintaining effective communication with those accountants.

DIRECTOR COMPENSATION

     The Company reimburses its directors for all reasonable and necessary travel and other incidental expenses incurred in connection with their attendance at meetings of the Board. In addition, the Company's 1996 Stock Incentive Plan (the "1996 Plan") provides that all eligible non-employee directors will automatically receive an option to purchase 1,334 shares of Common Stock for the first year of the directors' Board term and 1,333 shares of Common Stock for each additional year remaining on the director's Board term following the automatic option grant. Under this Automatic Option Grant Program, on June 24, 1997 (the date of the Company's 1997 annual meeting of stockholders) each of the current non-employee directors received an automatic option grant to purchase the following number of shares: Dr. Evnin (2,667 shares),

Mr. Fleming (1,334 shares), Dr. Hostetler (1,334 shares), Mr. McFadden (4,000 shares) and Mr. McPartland (4,000 shares). The exercise price per share in effect under each of these options is $23.63, the fair market value per share of the Company's Common Stock on the grant date. Provided that the director continues to serve on the Board, each of these options becomes exercisable as follows: 1,334 shares on the day immediately preceding the date of the Annual Meeting and 1,333 shares immediately preceding the date of each subsequent annual meeting of stockholders until the automatic option becomes fully exercisable for all of the option shares.

     As part of the proposed amendments to the 1996 Plan, which are subject to stockholder approval, the automatic option grants to eligible non-employee directors will be increased to include the grant of an option to purchase 2,000 shares of Common Stock upon a director's initial election or appointment to the Board and 2,000 shares of Common Stock for each full or partial year of the director's term, measured from the date of each annual meeting of stockholders. Non-employee directors re-elected to the Board will automatically receive an additional option to purchase 2,000 shares of Common Stock for each full or partial year of the term to which the director is reelected, measured from the date of each annual meeting of stockholders. These options will have an exercise price equal to 100% of the fair market value of the Company's Common Stock on the grant date and will become exercisable in annual installments after the completion of each full or partial year of service following such grant. The options granted in 1997 to directors continuing in office will not be affected by the proposed amendments and such directors will not be eligible to receive the increased option amounts until they stand for reelection at the conclusion of their current terms. Please see the description of the Automatic Option Grant Program under Proposal 2 for further information concerning the remaining terms of the automatic option grants.

VOTE REQUIRED

     The three candidates for the class of directors whose terms expire at the 2001 annual meeting of stockholders receiving the highest number of affirmative votes of the stockholders entitled to vote at the Annual Meeting will be elected directors of Triangle. Unless otherwise instructed, the proxyholders will vote each returned proxy FOR the nominees named above, or for as many nominees of the Board as possible, such votes to be distributed among such nominees in the manner as the proxyholders see fit.

RECOMMENDATION OF THE BOARD

     The Board unanimously recommends a vote FOR the nominees listed above.

                                  PROPOSAL 2

             APPROVAL OF AMENDMENT TO THE 1996 STOCK INCENTIVE PLAN

     The Company's stockholders are being asked to approve a series of amendments to the 1996 Plan (i) increasing the maximum number of shares of Common Stock authorized for issuance over the term of the 1996 Plan by an additional 1,000,000 shares from 2,200,000 shares to 3,200,000 shares,
(ii) implementing an automatic share increase feature pursuant to which the maximum number of shares authorized for issuance under the 1996 Plan will automatically increase on January 1st of each of the calendar years 1999, 2000 and 2001 by an amount equal to four percent of the total number of shares of Common Stock issued and outstanding on December 31st of the immediately preceding calendar year; provided, however, that in no event will any such annual increase exceed 1,000,000 shares (as adjusted for any subsequent stock splits, stock dividends or similar changes in the Company's capital structure) less the number of shares of Common Stock available at the time for future option grants under the 1996 Plan (net of all outstanding options and unvested share issuances), and (iii) increasing the number of shares of Common Stock issuable upon the exercise of options granted to non-employee Board members under the Automatic Option Grant Program to 2,000 shares on the date first elected or appointed to the Board and 2,000 additional shares for each full or partial year of such member's initial term and each subsequent term, measured from the date of each annual meeting of stockholders.

     The Board believes that these share increases are necessary in order to assure that the Company will have a sufficient reserve of Common Stock available in the future to utilize option grants and stock issuances for purposes of attracting and retaining the services of key individuals essential to the Company's long-term success. The proposed changes to the Automatic Option Grant Program will provide the Company with the opportunity to offer a more meaningful equity incentive program to attract and retain the services of highly qualified non-employee Board members.

     The 1996 Plan became effective on August 30, 1996 (the "Effective Date") upon adoption by the Board and was subsequently approved by the Company's stockholders. The 1996 Plan serves as the successor to the Company's 1996 Stock Option/Stock Issuance Plan (the "Predecessor Plan"), and all outstanding options under the Predecessor Plan have been incorporated into the 1996 Plan. The amendments to the 1996 Plan which are the subject of this Proposal were adopted by the Board on December 4, 1997 and March 27, 1998. The following is a summary of the principal features of the 1996 Plan, as amended. The summary, however, does not purport to be a complete description of all the provisions of the 1996 Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Company's Secretary at the Company's principal executive offices in Durham, North Carolina.

EQUITY INCENTIVE PROGRAMS

     The 1996 Plan contains four separate equity incentive programs: (i) a Discretionary Option Grant Program, (ii) a Salary Investment Option Grant Program, (iii) a Stock Issuance Program, and (iv) an Automatic Option Grant Program. The principal features of each program are described below. The Compensation Committee has the exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to option grants and stock issuances made to the Company's executive officers and non-employee Board members. With respect to all other participants, those programs may be administered by either the Compensation Committee or a special stock option committee (the "Secondary Committee") comprised of one or more Board members appointed by the Board, or the Board may retain the authority to administer those programs. The Compensation Committee also has the exclusive authority to select the executive officers and other highly compensated employees who may participate in the Salary Investment Option Grant Program. However, option grants under the Automatic Option Grant Program are made in strict compliance with the express provisions of that program, and neither the Compensation Committee nor the Board will exercise any administrative discretion with respect to that program. The term Plan Administrator, as used in this summary, will mean the Compensation Committee, the Secondary Committee or the Board, to the extent each such entity is acting within the scope of its administrative jurisdiction under the 1996 Plan.

SHARE RESERVE

     3,200,000 shares of Common Stock have been reserved for issuance over the term of the 1996 Plan, including the 1,000,000-share increase which forms part of this Proposal. If the stockholders approve the automatic share increase feature included within this Proposal, then the number of shares of Common Stock available for issuance under the 1996 Plan will increase automatically on January 1st of each of the calendar years 1999, 2000 and 2001 by an amount equal to four percent of the total number of shares of Common Stock issued and outstanding on December 31st of the immediately preceding calendar year; provided, however, that in no event will any such annual increase exceed 1,000,000 shares less the number of shares of Common Stock at the time available for future option grants under the 1996 Plan (net of all outstanding options and unvested share issuances). In addition, no individual may be granted stock options, stock appreciation rights and direct stock issuances for more than 500,000 shares in the aggregate per calendar year.

     The shares of Common Stock issuable under the 1996 Plan may be drawn from shares of the Company's authorized but unissued Common Stock or from shares of Common Stock reacquired by the Company, including shares repurchased on the open market. Shares subject to any outstanding options under the 1996 Plan (including options incorporated from the Predecessor
Plan) which expire or otherwise terminate prior to exercise will be available for subsequent issuance. Unvested shares issued under the 1996 Plan and subsequently repurchased by the Company, at the option exercise or direct issue price paid per share, pursuant to the Company's repurchase rights under the 1996 Plan will be added back to the share reserve and will accordingly be available for reissuance. However, shares subject to any option surrendered in accordance with the stock appreciation rights provisions of the 1996 Plan will not be available for subsequent issuance. In addition, shares of Common Stock withheld (i) to pay the exercise price of an option or (ii) in satisfaction of withholding taxes incurred on such exercise or the vesting of a stock issuance will not be available for subsequent issuance under the 1996 Plan.

ELIGIBILITY

     Employees, non-employee Board members and consultants and other independent advisors in the service of the Company or its parent and subsidiaries (whether now existing or subsequently established) are eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. Executive officers and other highly compensated employees are also eligible to participate in the Salary Investment Option Grant Program, and non-employee members of the Board are eligible to participate in the Automatic Option Grant Program.

     As of January 31, 1998, ten executive officers, five non-employee Board members and approximately 60 other employees were eligible to participate in the Discretionary Option Grant and Stock Issuance Programs, approximately 12 executive officers and other employees were eligible to participate in the Salary Investment Option Grant Program, and the five non-employee Board members were eligible to participate in the Automatic Option Grant Program.

VALUATION

     The fair market value per share of Common Stock on any relevant date under the 1996 Plan is the closing selling price per share on that date on the Nasdaq National Market ("Nasdaq"). However, if there is no closing selling price per share on the date in question, the fair market value will be the closing selling price for the last preceding date for which such quotation exists. On April 1, 1998, the fair market value per share determined on such basis was $16.88.

DISCRETIONARY OPTION GRANT PROGRAM

     GRANTS

     The Plan Administrator has complete discretion under the Discretionary Option Grant Program to determine which eligible individuals are to receive option grants, the time or times when such grants are to be made, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, the vesting schedule (if any) to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding. All expenses incurred in administering the 1996 Plan are paid by the Company.

     PRICE AND EXERCISABILITY

     Each option grant will have an exercise price per share not less than eighty-five percent (85%) of the fair market value per share of Common Stock on the option grant date, and no option may have a term in excess of ten (10) years. The options will generally become exercisable in a series of installments over the optionee's period of service with the Company.

     The exercise price may be paid in cash or in shares of the Common Stock. Outstanding options may also be exercised through a same-day sale program pursuant to which a designated brokerage firm is to effect an immediate sale of the shares purchased under the option and pay over to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price for the purchased shares plus all applicable withholding taxes.

     Upon the optionee's cessation of service, the optionee will have a limited period of time in which to exercise any outstanding option to the extent exercisable for vested shares. The Plan Administrator has complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of those options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

     STOCK APPRECIATION RIGHTS

     The Plan Administrator may grant tandem stock appreciation rights under the Discretionary Option Grant Program that provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (a) the fair market value of the vested shares of Common Stock subject to the surrendered option over (b) the aggregate exercise price payable for those shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of Common Stock.

     In addition, officers and non-employee Board members of the Company subject to the short-swing profit restrictions of the Federal securities laws may be granted limited stock appreciation rights in tandem with their outstanding options. Any option with such a limited stock appreciation right may be surrendered to the Company upon the occurrence of a hostile tender offer for more than 50% of the Company's outstanding shares, and the optionee will in return be entitled to a cash distribution from the Company in an amount per surrendered option share equal to the excess of (i) the highest reported price per share of Common Stock paid in the tender offer over (ii) the option exercise price payable per share.

     CANCELLATION/REGRANT PROGRAM

     The Plan Administrator has the authority to effect the cancellation of outstanding options under the Discretionary Option Grant Program which have exercise prices in excess of the then current market price of the Common Stock and to issue replacement options with an exercise price based on the market price of Common Stock at the time of the new grant.

SALARY INVESTMENT OPTION GRANT PROGRAM

     GRANTS

     The Plan Administrator has complete discretion in implementing the Salary Investment Option Grant Program for one or more calendar years and in selecting the executive officers and other highly compensated individuals eligible to participate in the program for those years. As a condition to such participation, each selected individual must, prior to the start of the calendar year of participation, file with the Plan Administrator an irrevocable authorization directing the Company to reduce his or her base salary for the upcoming calendar year by an amount not less than $10,000 nor more than $50,000. Each individual whose salary reduction authorization is approved by the Plan Administrator will be granted an option under the Salary Investment Option Grant Program as soon as possible after the start of the calendar year for which such salary reduction is to be in effect.

     TERMS

     Each option is subject to substantially the same terms and conditions applicable to option grants made under the Discretionary Option Grant Program, except for the following differences:

       - Each option is a non-statutory option.

       - The exercise price per share will be equal to not less 33 1/3% nor more than 66 2/3% of the fair market value of the Common Stock on the option grant date, with the exact percentage fixed by the Plan Administrator. The number of option shares will be determined by dividing the total dollar amount of the approved reduction in the optionee's base salary by the amount by which the fair market value per share of Common Stock on the option grant date exceeds the option exercise price. As a result, the total spread on the option (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) will be equal to the dollar amount of the reduction to the optionee's base salary that will be in effect for the calendar year for which the option grant is made.

       - The option will become exercisable for the option shares in a series of 12 successive equal monthly installments upon the optionee's completion of each calendar month of service in the calendar year for which the salary reduction is in effect.

       - Each option is exercisable until the earlier of (i) the expiration of the ten-year option term or (ii) the expiration of the three-year period measured from the date the optionee's service terminates.

     The Compensation Committee has approved the implementation of the Salary Investment Option Grant Program for the 1998 calendar year, and options for an aggregate of 16,636 shares were granted on January 7, 1998 at an exercise price of $11.67 per share, which was equal to two-thirds of the fair market value per share on that date.

STOCK ISSUANCE PROGRAM

     Shares may be sold under the Stock Issuance Program at a price per share not less than 100% of their fair market value, payable in cash or through a promissory note payable to the Company. Shares may also be issued as a bonus for past services, with no cash outlay required of the participant.

     Shares issued as a bonus for past services will be fully vested upon issuance. All other shares issued under the program will be subject to a vesting schedule tied to the performance of service or the attainment of performance goals. The Plan Administrator, however, has the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the Stock Issuance Program.

AUTOMATIC OPTION GRANT PROGRAM

     GRANTS

     If stockholders approve the proposed amendments to the 1996 Plan, effective with the Annual Meeting (i) on the date that each non-employee Board member is first elected or appointed as a non-employee Board member, option grants will be made to such non-employee Board member and (ii) on the date that each non-employee Board member is re-elected as a non-employee Board member, option grants will be made to such non-employee Board member. Each automatic option grant will be a Non-Statutory Option. For each individual who is first elected or appointed as a non-employee Board member, the number of shares of Common Stock subject to the option will be equal to 2,000 shares plus an additional 2,000 shares for any partial year and for each full year of the term for which the non-employee Board member is elected or appointed. Each non-employee Board member who is re-elected to serve as a non-employee Board member at any time after his or her initial term will receive an additional automatic grant of 2,000 shares for any partial year and for each full year of the term for which the non-employee Board member is re-elected to the Board. There is no limit on the number of such automatic option grants any one Eligible Director may receive over his or her period of Board service, and non-employee Board members who have previously been in the employ of the Corporation (or any Parent or Subsidiary) or who have otherwise received a stock option grant from the Corporation prior to the Effective Date are eligible to receive one or more such annual option grants over their period of continued Board service.

     TERMS

     Each option under the Automatic Option Grant Program will have an exercise price per share equal to 100% of the fair market value per share of Common Stock on the option grant date and a maximum term of ten years measured from such grant date.

     Provided the optionee continues to serve as a Board member, the automatic option grant will vest and become exercisable with respect to 2,000 shares on the day the non-employee Board member is first elected or appointed to the Board and with respect to an additional 2,000 shares on the day immediately preceding the date of each subsequent annual stockholders meeting following the date of the automatic option grant until the automatic option grant has become fully vested and exercisable for all the option shares. No portion of the automatic option grant will vest after the optionee has ceased to be a member of the Board.

     Each outstanding automatic option will become immediately exercisable for all the shares subject to such option should any of the following events occur while the optionee continues in Board service: (i) the optionee's death or permanent disability, (ii) an acquisition of the Company by merger or asset sale or (iii) a hostile take-over of the Company, whether effected through a successful tender offer for more than 50% of the

Company's outstanding voting stock or through a change in the majority of the Board as a result of one or more contested elections for Board membership. An optionee will have a 12-month period following his or her termination of Board service to exercise his or her outstanding automatic option grants for any or all of the option shares for which those options are exercisable at the time of such termination.

     All options granted under the Automatic Option Grant Program include a limited stock appreciation right which entitles the holder to surrender his or her outstanding automatic options to the Company for a cash distribution in the event of a hostile tender offer for more than 50% of the Company's outstanding shares. Such cash distribution will be in an amount per surrendered option share equal to the excess of (i) the highest reported price per share of Common Stock paid in the tender offer over (ii) the option exercise price payable per share. Stockholder approval of this Proposal will constitute pre-approval of each option granted with such a limited stock appreciation right at or after the Annual Meeting and the subsequent exercise of that right in accordance with foregoing provisions. No additional approval of the Plan Administrator or the Board will be required at the time of the actual option surrender or cash distribution.

STOCK AWARDS

     The following table shows, as to each of the Named Executive Officers in the Summary Compensation Table and the various indicated individuals and groups, the number of shares of Common Stock for which such individuals have been granted options under the 1996 Plan and the Predecessor Plan through January 31, 1998, together with the weighted average exercise price payable per share. No direct stock issuances have been made to date under the 1996 Plan.

                                      OPTION TRANSACTIONS

                                                               OPTIONS GRANTED        WEIGHTED AVERAGE
                                                              (NUMBER OF SHARES)       EXERCISE PRICE
                                                              ------------------       --------------
NAME AND POSITION
-----------------
David W. Barry, M.D ........................................      257,214                 6.26
   Chairman, Chief Executive Officer and Director

M. Nixon Ellis, Ph.D .......................................      270,867                 4.12
   President, Chief Operating Officer and Director

George R. Painter, III, Ph.D ...............................      172,489                 6.48
   Vice President, Research and Development

Chris A. Rallis, J.D .......................................       95,970                10.88
   Vice President, Business Development,
   General Counsel and Secretary

Carolyn S. Underwood .......................................      216,035                 4.58
   Vice President, Commercial Operations

            All executive officers as a group (10 persons) .    1,361,654                 7.70

Anthony B. Evnin, Ph.D., Director ..........................        2,667                23.63

Standish M. Fleming, Director ..............................        1,334                23.63

Karl Y. Hostetler, M.D., Director ..........................        1,334                23.63

George McFadden, Director ..................................        4,000                23.63

Peter McPartland, Director .................................        4,000                23.63

           All non-employee directors as a group (5 persons)       13,335                23.63

           Non-executive officer employee group (60 persons)      798,119                 8.07

     As of January 31, 1998, 1,797,768 shares of Common Stock were subject to outstanding options under the 1996 Plan and 64,299 shares remained available for future issuance, including 37,407 shares made available for future issuance upon the cancellation of previously outstanding options but excluding the

1,000,000-share increase which forms part of this Proposal. Through January 31, 1998, 337,933 shares of Common Stock have been issued upon the exercise of options granted under the 1996 Plan.

NEW PLAN BENEFITS

     As of January 31, 1998, no options had been granted in reliance upon the 1,000,000-share increase which forms part of this Proposal.

GENERAL PLAN PROVISIONS

     ACCELERATION

     In the event that the Company is acquired by merger or asset sale, each outstanding option under the Discretionary Option Grant Program which is not to be assumed or replaced by the successor corporation will automatically accelerate in full, and all unvested shares under the Stock Issuance Program will immediately vest, except to the extent the Company's repurchase rights with respect to those shares are transferred to the successor corporation. The Plan Administrator will have complete discretion to grant one or more options under the Discretionary Option Grant Program which will become fully exercisable for all option shares in the event those options are assumed in the acquisition and the optionee's service with the Company or the acquiring entity is subsequently terminated within a designated period following such acquisition or should the optionee's service be terminated within a designated period following a hostile take-over of the Company. The Plan Administrator may also provide for the automatic vesting of any outstanding shares under the Stock Issuance Program upon similar terms and conditions.

     Each option outstanding under the Salary Investment Option Grant and Automatic Option Grant Programs will automatically accelerate in the event of an acquisition or change in control of the Company. However, in the event of a hostile take-over of the Company, each outstanding option under the Salary Investment Option Grant Program will also be subject to repurchase by the Company at a price equal to the amount by which the optionee's salary was reduced in connection with the grant of that option.

     The acceleration of vesting in the event of a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

     CHANGES IN CAPITALIZATION

     In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the 1996 Plan, (ii) the maximum number and/or class of securities for which the share reserve under the 1996 Plan is to be increased each year pursuant to the automatic annual increase provisions of such plan, (iii) the number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the 1996 Plan per calendar year, (iv) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee Board members and (v) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the 1996 Plan (including options granted under the Predecessor
Plan) in order to prevent the dilution or enlargement of benefits thereunder.

     FINANCIAL ASSISTANCE

     The Plan Administrator may institute a loan program to assist one or more participants in financing the exercise of outstanding options granted under the Discretionary Option Grant Program or the purchase of shares issued under the Stock Issuance Program. The Plan Administrator will determine the terms of any such assistance. However, the maximum amount of financing provided any participant may not exceed the cash consideration payable for the issued shares plus all applicable taxes incurred in connection with the acquisition of the shares.

     SPECIAL TAX ELECTION

     The Plan Administrator may provide one or more holders of options or unvested shares with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the tax liability incurred by such individuals in connection with the exercise of those options or the vesting of those shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of Common Stock in payment of such tax liability.

     AMENDMENT AND TERMINATION

     The Board may amend or modify the 1996 Plan in any or all respects whatsoever, subject to any required stockholder approval under applicable law or regulation. The Board may terminate the 1996 Plan at any time, and the 1996 Plan will in all events terminate on August 30, 2006.

FEDERAL INCOME TAX CONSEQUENCES

     OPTION GRANTS

     Options granted under the 1996 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements.

The Federal income tax treatment for the two types of options differs as follows:

     INCENTIVE OPTIONS. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one (1) year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

     Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

     If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

     NON-STATUTORY OPTIONS. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

     If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

     The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

     STOCK APPRECIATION RIGHTS

     An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to an income tax deduction equal to such distribution for the taxable year in which the ordinary income is recognized by the optionee.

     DIRECT STOCK ISSUANCE

     The tax principles applicable to direct stock issuances under the 1996 Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

     DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     The Company anticipates that any compensation deemed paid by it in connection with disqualifying dispositions of incentive stock option shares or exercises of non-statutory options granted with exercise prices equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Code Section 162(m).

     ACCOUNTING TREATMENT

     Option grants or stock issuances to employees and/or directors with exercise or issue prices less than the fair market value of the shares on the grant or issue date will result in a direct compensation expense to the Company's earnings equal to the difference between the exercise or issue price and the fair market value of the shares on the grant or issue date. Such expense will be recognized by the Company over the period that the option shares or issued shares are to vest. Option grants or stock issuances at 100% of fair market value will not result in any direct charge to the Company's earnings. However, the fair value of those options is required to be disclosed in the Company's financial statements, and the Company must also disclose, in pro-forma disclosure in the Company's notes to the financial statements, the impact those options would have upon the Company's reported earnings were the value of those options at the time of grant treated as compensation expense. Whether or not granted at a discount, the number of outstanding options may be a factor in determining the Company's diluted earnings per common share. Should one or more optionees be granted stock appreciation rights which have no conditions upon exercisability other than a service or employment requirement, then such rights will result in a compensation expense to the Company's earnings.

VOTE REQUIRED

     The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the Annual Meeting is required for approval of the amendments to 1996 Plan. Should such stockholder approval not be obtained, then neither the 1,000,000-share increase nor the automatic share increase feature will be implemented, and any stock options granted on the basis of such increases will immediately terminate without becoming exercisable for the shares of Common Stock subject to those options, and no additional options will be granted on the basis of such share increases. In addition, the increase in the number of shares issuable upon the exercise of the options granted to non-employee Board members under the Automatic Option Grant Program will not be implemented.

RECOMMENDATION OF THE BOARD

     The Board unanimously recommends a vote FOR the approval of the amendments to the 1996 Plan.

                                   PROPOSAL 3

                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

     The Company is asking the stockholders to ratify the selection of Price Waterhouse LLP as the Company's independent accountants for the year ending December 31, 1998.

VOTE REQUIRED

     The affirmative vote of a majority of the stockholders represented and voting at the Annual Meeting will be required to ratify the selection of Price Waterhouse LLP. In the event the stockholders fail to ratify the appointment, the Triangle Board will reconsider its selection. Even if the selection is ratified, the Triangle Board, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Triangle Board believes that such a change would be in Triangle's and its stockholders' best interests.

     Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD

     The Board unanimously recommends a vote FOR the ratification and approval of the selection of Price Waterhouse LLP to serve as Triangle's independent accountants for the year ending December 31, 1998.

                          PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of January 31, 1998 by (i) each person known by the Company to beneficially own more than five percent of the Company's Common Stock, (ii) each of the Company's directors and nominees for director, (iii) the Company's Chief Executive Officer and the four additional most highly compensated executive officers of the Company and (iv) all directors and executive officers of the Company as a group.

                                                   SHARES BENEFICIALLY OWNED
                                                   -------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER (1)            NUMBER (1)      PERCENT (2)
----------------------------------------            ----------      -----------
Funds advised by Soros Fund Management LLC (3)      1,989,500             9.95%
     888 Seventh Avenue, Suite 3300
     New York, NY 10106

Venrock Associates (4) .......................      1,467,371             7.3%
     30 Rockefeller Plaza
     New York, NY 10112.......................

Forward Ventures II, L.P. (5) ................      1,343,517             6.7%
     9255 Towne Centre Drive, Suite 300
     San Diego, CA 92121 .....................

The Wellcome Trust (6) .......................      1,300,000             6.5%
     183 Euston Road
     London, England NN1 2BE

Duquesne Fund, L.P. (7) ......................        800,000             4.0%
     Box N9204
     Charlotte House, Charlotte Street
     Nassau, Bahamas

David W. Barry, M.D. (8) .....................      1,303,881             6.5%

M. Nixon Ellis, Ph.D. (9)(10) ................        620,934             3.1%

Anthony B. Evnin, Ph.D. (11) .................      1,467,371             7.3%

Standish M. Fleming (12) .....................      1,343,517             6.7%

Karl Y. Hostetler, M.D. (13) .................        409,850             2.0%

George McFadden (14) .........................      2,315,000            11.6%

Peter McPartland (15) ........................        642,250             3.2%

Dennis B. Gillings, Ph.D. (16) ...............              0              --

Henry G. Grabowski, Ph.D. (17) ...............              0              --

George R. Painter, III, Ph.D. (10)(18) .......        143,853               *

Chris A. Rallis, J.D. (10)(19) ...............        249,836             1.2%

Carolyn S. Underwood (10)(20) ................        178,605               *

All directors and executive officers
     as a group (15 persons) (8)-(21) ........      9,149,414            44.2%

----------------------------
   * Less than 1%.

(1) Except as otherwise indicated, (i) the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable and (ii) the address of all stockholders listed in the table is: 4 University Place, 4611 University Drive, Durham, North Carolina 27707. The addresses of individual directors and nominees for election to the Board are indicated in their corresponding footnotes.

(2) Percentage ownership is based on 20,002,338 shares of Common Stock outstanding on January 31, 1998, and is calculated pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended. On March 10,

    1998, the Company filed a Registration Statement on Form S-3 with the Securities and Exchange Commission to register the issuance by the Company of up to 3,450,000 shares of its Common Stock in an underwritten public offering. These shares have not been included in the calculations in this table.

(3) Includes shares of Common Stock held by the following entities that are advised by Soros Fund Management LLC ("SFM LLC"): (i) 1,000,000 shares of Common Stock held for the account of Quantum Industrial Partners LDC, (ii) 964,500 shares of Common Stock held for the account of Quantum Partners LDC, and (iii) 25,000 shares of Common Stock held for the account of Quasar International Partners C.V. Stanley F. Druckenmiller is the Lead Portfolio Manager and a Member of the Management Committee of SFM LLC, and is also the sole managing member of Duquesne LLC ("Duquesne"), an investment advisory firm which serves as a discretionary investment advisor to Duquesne Fund, L.P.

(4) Includes 478,754 shares of Common Stock beneficially owned by Venrock Associates II, L.P. and 25,535 shares of Common Stock beneficially owned by Anthony B. Evnin, Ph.D. Dr. Evnin, a director of the Company, is a general partner of Venrock Associates and Venrock Associates II, L.P. Dr. Evnin disclaims beneficial ownership of the shares beneficially owned by Venrock Associates and Venrock Associates II, L.P. other than to the extent of his individual partnership interests, but exercises shared voting and investment power with respect to all such shares.

(5) Includes 233,663 shares of Common Stock beneficially owned by Forward Ventures III, L.P. and 84,854 shares of Common Stock beneficially owned by Standish M. Fleming. Mr. Fleming is a general partner of Forward II Associates, L.P., which is the general partner of Forward Ventures II, L.P., and a managing member of Forward III Associates, L.L.C., which is the general partner of Forward Ventures III, L.P. Mr. Fleming disclaims beneficial ownership of the shares beneficially owned by Forward Ventures II, L.P. and Forward Ventures III, L.P. other than to the extent of his individual partnership and member interests, but exercises shared voting and investment power with respect to all such shares.

(6) All shares beneficially owned by The Wellcome Trust Limited as trustee of The Wellcome Trust.

(7) Stanley F. Druckenmiller is the sole managing member of Duquesne and is also the Lead Portfolio Manager and a Member of the Management Committee of SFM LLC.

(8) Includes 25,381 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of January 31, 1998 and 30,000 shares of Common Stock held by the Barry Charitable Foundation, Inc., a charitable North Carolina corporation of which Dr. Barry serves as President.

(9) Includes 230,867 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of January 31, 1998 and 8,000 shares of Common Stock held by the Ellis Charitable Foundation, Inc., a charitable North Carolina corporation of which Dr. Ellis serves as President.

(10)Excludes an aggregate of 6,483 shares of Common Stock purchased by certain executive officers upon the conclusion of the purchase interval, ending February 27, 1998, under the Company's Employee Stock Purchase Plan.

(11)Includes 963,082 shares and 478,754 shares of Common Stock beneficially owned by Venrock Associates and Venrock Associates II, L.P., respectively. Dr. Evnin is a general partner of Venrock Associates and Venrock Associates II, L.P. and consequently shares voting and investment power with respect to all such shares. Dr. Evnin disclaims beneficial ownership of these shares other than to the extent of his individual partnership interest. Dr Evnin's address is 30 Rockefeller Plaza, New York, New York 10112.

(12)Includes 1,025,000 shares and 233,633 shares of Common Stock beneficially owned by Forward Ventures II, L.P. and Forward Ventures III, L.P., respectively. Mr. Fleming is a general partner of Forward II Associates, L.P., which is the general partner of Forward Ventures II, L.P., and a managing member of Forward III Associates, L.L.C., which is the general partner of Forward Ventures III, L.P., and consequently shares voting and investment power with respect to all such shares. Mr. Fleming disclaims beneficial ownership of these shares other than to the extent of his individual partnership and member interests. Mr. Fleming's address is 9255 Towne Centre Drive, Suite 300, San Diego, California 92121

(13)All shares of Common Stock are beneficially owned by a family trust. Dr. Hostetler's address is 14024 Rue St. Raphael, Del Mar, California 92104.

(14)Includes 100,000 shares, 200,000 shares, 600,000 shares, 240,000 shares,
   510,000 shares, 90,000 shares, 75,000 shares and 100,000 shares of Common Stock beneficially owned by (i) McFadden Brothers, (ii) McFadden

      Securities, L.P., (iii) a family trust under the will of Alexander B. McFadden, (iv) three family trusts for the benefit of Mr. McFadden's children, (v) other family members, (vi) a former family member, (vii) a former family member as custodian for one of Mr. McFadden's children and (viii) a retirement plan for employees of Chemical Leaman Corporation and affiliated corporations, respectively. Mr. McFadden exercises shared voting and investment power with respect to all such shares. Mr. McFadden disclaims beneficial ownership of these shares other than to the extent of his pecuniary interest in the shares beneficially owned by McFadden Brothers, McFadden Securities, L.P. and the family trust under the will of Alexander B. McFadden. Mr. McFadden's address is 745 Fifth Avenue, New York, New York 10151.

(15) All shares beneficially owned by Schroder Venture Managers Limited, as manager for Schroder Ventures International Life Sciences Fund LP1, Schroder Ventures International Life Sciences Fund LP2, Schroder Ventures International Life Sciences Fund Trust and Schroder Venture Managers Limited, as investment manager for the Schroder Ventures International Life Sciences Fund Co-investment Scheme. Mr. McPartland is a director of Schroder Ventures Life Sciences Advisers (UK) Ltd., a wholly-owned subsidiary of Schroder Ventures Life Sciences Advisors Limited, which acts as an advisor to Schroder Venture Managers Limited. Mr. McPartland disclaims beneficial ownership of these shares other than to the extent of his individual interest arising from his position as a director of Schroder Ventures Life Science Advisers (UK) Ltd. Mr. McPartland's address is 20 Southampton Street, London WC2E 7QG, United Kingdom.

(16)  Mr. Gilling's address is 4709 Creekstone Drive, Durham, North Carolina
      27703.

(17) Dr. Grabowski's address is Duke University, 305 Social Sciences, Box 90097, Durham, North Carolina, 27708.

(18) Includes 24,057 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of January 31, 1998. Also includes 40,000 shares of Common Stock held by the George R. Painter III & Gwendolyn S. Powell Charitable Remainder Trust.

(19) Includes 57,970 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of January 31, 1998. Also includes 500 shares held separately by Mr. Rallis' wife and 500 shares held by Mr. Rallis' wife as custodian for their children under the Uniform Gift to Minors Act.

(20) Includes 168,535 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of January 31, 1998. Also includes 500 shares held by Ms. Underwood as custodian for her son under the Uniform Gift to Minors Act.

(21) Includes 679,854 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of January 31, 1998.

                EXECUTIVE OFFICERS

     The executive officers of the Company as of March 31, 1998 are as follows:

                  NAME                   AGE                      POSITION
-----------------------------------      ---     -------------------------------------------------------------------
David W. Barry, M.D ...............      54      Chairman of the Board and Chief Executive Officer
M. Nixon Ellis, Ph.D ..............      48      Director, President and Chief Operating Officer
Phillip A. Furman, Ph.D ...........      53      Chief Scientific Officer
James A. Klein, Jr ................      35      Chief Financial Officer and Treasurer
Bruce J. McCreedy, Jr., Ph.D ......      38      Vice President, Clinical Virology and Diagnostics
Anne F. McKay .....................      43      Vice President, Drug Regulatory Affairs
George R. Painter, III, Ph.D ......      47      Vice President, Research and Development
Chris A. Rallis, J.D ..............      44      Vice President, Business Development, General Counsel and Secretary
Franck S. Rousseau, M.D ...........      40      Vice President, Medical Affairs and Chief Medical Officer
Carolyn S. Underwood ..............      41      Vice President, Commercial Operations


     DAVID W. BARRY, M.D. is Chairman of the Board and Chief Executive Officer of the Company. See "Election of Directors" for a discussion of Dr. Barry's business experience.

     M. NIXON ELLIS, PH.D. is the President, Chief Operating Officer and a director of the Company. See "Election of Directors" for a discussion of Dr. Ellis' business experience.

     PHILLIP A. FURMAN, PH.D. has served as Chief Scientific Officer since July 1997, and served as Vice President, Research and Chief Scientific Officer of the Company from September 1995 through June 1997. Prior to joining the Company, Dr. Furman served as Director, Virology of Burroughs Wellcome from July 1989 through June 1995, where he played a significant role in the development of both AZT and acyclovir. Dr. Furman's research while at Burroughs Wellcome focused on the structure and function of nucleic acid polymerizing enzymes. He is a co-inventor of the use of AZT for HIV therapy as well as a co-inventor of the use of FTC to treat hepatitis B virus ("HBV") infections. Dr. Furman received a B.S. in biology from Piedmont College, an M.A. in microbiology from the University of Southern Florida and a Ph.D. in microbiology from Tulane University.

     JAMES A. KLEIN, JR. has served as Chief Financial Officer and Treasurer since November 1995, and served as Secretary and Treasurer from July 1995 through November 1995. Prior to joining the Company, Mr. Klein served as International Research, Development and Medical Financial Controller of Wellcome from May 1994 through June 1995. From June 1992 through May 1994, Mr. Klein served as Senior Financial Analyst of Burroughs Wellcome. Prior to that, Mr. Klein held various management positions in finance at Burroughs Wellcome. Mr. Klein received a B.A. in accounting from the University of Mississippi and is a certified public accountant.

     BRUCE J. MCCREEDY, JR., PH.D. has served as Vice President, Clinical Virology and Diagnostics since August 1997 and served as Vice President, Clinical Diagnostics of the Company from March 1997 through July 1997. Prior to joining the Company, Dr. McCreedy served in the following positions at Laboratory Corporation of America (formerly Roche Biomedical Laboratories):
Associate Vice President of Infectious Diseases and Clinical Trials from July 1995 to February 1997, Director of Infectious Diseases and Clinical Trials from 1993 to 1995, and Associate Director of Infectious Diseases from 1990 to 1993. While at Laboratory Corporation of America, Dr. McCreedy was involved in the development of diagnostic test systems for the detection and quantitation of human retroviruses and hepatitis B and C viruses. Dr. McCreedy received his B.S. degree from Wake Forest University in medical microbiology and a Ph.D. in microbiology from the Bowman Gray School of Medicine.

     ANNE F. MCKAY has served as Vice President, Drug Regulatory Affairs since October 1996. Prior to joining the Company, Ms. McKay served as Director of Regulatory Affairs with Medco Research, Inc. ("Medco") from July 1995 to September 1996. Prior to joining Medco, Ms. McKay served as Director of Regulatory Affairs, North America, with Burroughs Wellcome, and held various other regulatory positions during a 15-year tenure at Burroughs Wellcome. While at Burroughs Wellcome, Ms. McKay's department was responsible for providing support for various FDA submissions, including the NDA submissions for AZT and acyclovir. Ms. McKay received her B.S. in animal science from Michigan State University.

     GEORGE R. PAINTER, III, PH.D. has served as Vice President, Research and Development since July 1997, and served as Vice President, Chemistry and Technical Development of the Company from January 1996 through June 1997. From July 1995 through January 1996, Dr. Painter served as Director of Research Process for Glaxo Wellcome plc ("Glaxo"), a pharmaceutical company, and from June 1993 through July 1995, he served as Assistant Director of Virology for Burroughs Wellcome. While at Burroughs Wellcome, Dr. Painter led the international development of both an HIV protease inhibitor and FTC. He is also a co-inventor of the use of FTC to treat HBV infections. Dr. Painter received a B.S. in chemistry, an M.S. in physical chemistry and a Ph.D. in organic chemistry from Emory University.

     CHRIS A. RALLIS, J.D. has served as Vice President, Business Development, General Counsel and Secretary since November 1995. Prior to joining the Company, Mr. Rallis served in the following positions with Burroughs Wellcome: Vice President, Planning and Business Development from February 1994 to June 1995; Director, Planning and Business Development from June 1993 through February 1994; and Assistant General Counsel from June 1991 through June 1993. During Mr. Rallis' tenure at Burroughs Wellcome, his department was responsible for finalizing licensing agreements with Emory University and Vertex Pharmaceuticals Incorporated and a consumer healthcare joint venture with Warner-Lambert Company. Mr. Rallis received an A.B. degree in economics from Harvard College and a J.D. from Duke University.

     FRANCK S. ROUSSEAU, M.D. has served as Vice President, Medical Affairs and Chief Medical Officer since March 1997. From 1995 through March 1997, Dr. Rousseau served as Associate Director, International Antiviral Clinical Research for Glaxo. Prior to joining Glaxo, Dr. Rousseau was Director of Infectious Diseases and HIV Clinical Research at Wellcome France from 1993 through 1995. From 1990 through 1993, Dr. Rousseau was a Clinical Research Physician with the French National Agency for Research Against AIDS. Dr. Rousseau has been involved with the clinical development of several anti-HIV drugs. Dr. Rousseau received the equivalent of a B.A. from the University of Paris and his M.D. from the University of Paris, College of Medicine.

     CAROLYN S. UNDERWOOD has served as Vice President, Commercial Operations since January 1998. Ms. Underwood served as Vice President, Marketing and Investor Relations of the Company from November 1996 through December 1997 and served as Vice President, Marketing from January 1996 through November 1996. Prior to joining the Company, Ms. Underwood served as Director, CNS Marketing of Glaxo from June 1995 through December 1995. Prior to that, Ms. Underwood served as Director, Marketing Division of Nippon Wellcome KK, a pharmaceutical company of which Wellcome was one of the joint venture partners, from February 1994 through June 1995. Ms. Underwood also served as Senior Director of Marketing of Burroughs Wellcome from July 1991 through January 1994. Ms. Underwood received a B.S. in nursing from the University of North Carolina, Chapel Hill.

         EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth information concerning the aggregate compensation paid by the Company to the Company's Chief Executive Officer and to the four additional most highly compensated executive officers (the "Named Executive Officers") for services rendered in all capacities to the Company for the period from inception (July 12, 1995) to December 31, 1995 and for the years ended December 31, 1996 and 1997:

                                        SUMMARY COMPENSATION TABLE
                                                                                     LONG TERM
                                                               ANNUAL               COMPENSATION
                                                            COMPENSATION(1)            AWARDS
                                                        ----------------------      ------------
                                                                                      SECURITIES
                                                                                      UNDERLYING        ALL OTHER
NAME AND                                                 SALARY          BONUS       OPTIONS/SARS      COMPENSATION
PRINCIPAL POSITION                         YEAR            ($)             ($)           (#)              ($)(2)
----------------------------               ----          -------         --------    ------------      ------------
David W. Barry, M.D .........              1997          221,375         84,102(3)         60,000         13,335
   Chairman and Chief                      1996          205,333          20,000          197,214         11,070
   Executive Officer                       1995 (4)      100,000           8,000                0              0



M. Nixon Ellis, Ph.D ........              1997          194,750         74,822 (3)        40,000          1,310
   President, Director and                 1996          180,000         17,500           230,867          1,200
   Chief Operating Officer                 1995(4)        87,500          2,000                 0              0


George R. Painter, III, Ph.D               1997           93,013(5)       85,185(3)        39,225(5)       1,822
    Vice President, Research               1996          110,860          19,250          124,688            411
   and Development                         1995(4)            --              --               --             --


Chris A. Rallis, J.D ........              1997          179,270          69,044(3)        38,000          2,125
   Vice President, Business                1996          158,333          16,500           57,970          1,035
   Development, General                    1995(4)        25,000               0                0              0
   Counsel and Secretary

Carolyn S. Underwood ........              1997          166,050          63,614(3)        32,000            421
   Vice President, Commercial              1996          151,177          26,250          184,035            211
   Operations                              1995(4)           --               --               --             --


------------------

(1) The aggregate amount of perquisites and other personal benefits, if any, did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each Named Executive Officer and has therefore been omitted.

(2) Represents the amounts paid by the Company (i) during 1997 and 1996 in the form of premiums for individual life insurance policies for the benefit of the Named Executive Officers and (ii) during 1997 as matching 401(k) contributions in the following amounts for the following Named Executive Officers: Dr. Barry, $945; Dr. Painter, $1,000; and
    Mr. Rallis, $1,000.

(3) All incentive awards made in 1997 were earned in 1997; however, in order to achieve the Compensation Committee's objective of aligning the performance evaluation period (i.e., the timing of bonus payments) with the Company's fiscal year (i.e., January 1 through December 31), incentive awards were made in June 1997 and in December 1997. The incentive awards made in June 1997 were based on milestones achieved over the preceding 12 months (including the Company's successful completion of its initial public offering in November 1996) and the incentive awards made in December 1997 were based on milestones achieved over the preceding six months.

(4) Represents the aggregate compensation paid by the Company during the period from the Company's inception (July 12, 1995) to December 31, 1995. Ms. Underwood and Dr. Painter were not employed by the Company during this period.

(5) Excludes an aggregate of $50,000 of Dr. Painter's $143,013 salary earned in 1997 allocated toward the acquisition of options to purchase 7,225 shares of Common Stock under the Company's Salary Investment Option Grant Program for $6.92 per underlying share, which amount is equal to 1/3 of the fair market value of the underlying shares of Common Stock on the date of grant. The options were granted on January 24, 1997, were fully vested as of December 31, 1997, and are exercisable at a price of $13.83 per share, which amount is equal to 2/3 of the fair market value of the underlying shares of Common Stock on the date of grant.

STOCK OPTIONS

     The following table sets forth information concerning stock option grants made to each of the Named Executive Officers during the year ended December 31, 1997. The Company did not grant any stock appreciation rights to the Named Executive Officers during the year ended December 31, 1997.

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                             INDIVIDUAL GRANTS
                              --------------------------------------------------
                                                                                      POTENTIAL REALIZABLE VALUE AT
                                             PERCENT OF                                  ASSUMED ANNUAL RATES OF
                                NUMBER OF  TOTAL OPTIONS/                                        STOCK
                               SECURITIES   SARS GRANTED                                 PRICE APPRECIATION FOR
                               UNDERLYING   TO EMPLOYEES  EXERCISE OR                        OPTION TERM (4)
                              OPTIONS/SARS    IN FISCAL   BASE PRICE   EXPIRATION  --------------------------------
NAME                            GRANTED(1)   YEAR(%)(2)   ($/SH)(3)      DATE        0%($)    5%($)       10%($)
-----------------------------   ----------   ----------   ---------      ----        ---      -----       ------
David W. Barry, M.D.            60,000(5)      9.8           23.63     6/23/07        0      891,647    2,259,608

M. Nixon Ellis, Ph.D.           40,000(5)      6.5           23.63     6/23/07        0      594,431    1,506,405

George R. Painter, III, Ph.D.    7,225(6)      1.2           13.83(7)  1/23/07   49,997(7)   144,280      288,929
                                32,000(5)      5.2           23.63     6/23/07        0      475,545    1,205,124

Chris A. Rallis, J.D.           38,000(5)      6.2           23.63     6/23/07        0      564,710    1,431,085

Carolyn S. Underwood            32,000(5)      5.2           23.63     6/23/07        0      475,545    1,205,124


(1) All options were granted under the 1996 Stock Incentive Plan (the "1996 Plan").

(2) The Company granted options to acquire an aggregate of 612,937 shares of Common Stock to the Company's officers and employees in 1997.

(3) Unless otherwise indicated, the exercise price per share of options granted represented the fair market value of the underlying shares of Common Stock on the dates the respective options were granted as determined by the Compensation Committee of the Board. The exercise price may be paid in cash or in shares of Common Stock valued at fair market value on the exercise date or a combination of cash or shares or any other form of consideration approved by the Board or the Compensation Committee. The fair market value of shares of Common Stock is determined in accordance with certain provisions of the 1996 Plan based on the closing selling price per share of a share of Common Stock on the date in question on the Nasdaq National Market.

(4) There is no assurance provided to any Named Executive Officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 0%, 5% or 10% levels or at any other defined level. Unless the market price of the Common Stock does in fact appreciate over the option term, no value will be realized from the option grants made to the Named Executive Officers.

(5) Unless otherwise indicated, each option vests and becomes exercisable as follows: 25% after 12 months of service measured from June 24, 1997, the date of the option grant, and the remaining 75% thereafter in a series of 36 equal monthly installments. The shares subject to each option will immediately vest in the event the Company is acquired by a merger or asset sale, unless the options are assumed by the acquiring entity. The options further provide that the shares subject to each option will immediately vest even if options are assumed by the acquiring entity if the Named

    Executive Officer's employment is terminated involuntarily (which includes, among other things, a reduction in the responsibilities of the Named Executive Officer) at any time within 12 months after the merger or asset sale.

(6) Options granted on January 24, 1997 pursuant to the Company's Salary Investment Option Grant Program. The options vested in 12 equal installments over each month in 1997.

(7) Pursuant to the Company's Salary Investment Option Grant Program, Dr. Painter allocated an aggregate of $50,000 of his $143,013 salary earned in 1997 toward the acquisition of the options for $6.92 per underlying share, which amount is equal to 1/3 of the fair market value of the underlying shares of Common Stock on the date of grant. The options are exercisable at a price of $13.83 per share, which amount is equal to 2/3 of the fair market value of the underlying shares of Common Stock on the date of grant.

OPTION EXERCISES AND HOLDINGS

     The following table provides information concerning option exercises during the year ended December 31, 1997 by the Named Executive Officers and the value of unexercised options held by each of the Named Executive Officers as of December 31, 1997. No stock appreciation rights were exercised during the year ended December 31, 1997.

             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                   AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                  NUMBER OF                VALUE OF UNEXERCISED
                                                             UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS AT
                               SHARES                            AT FY-END (#)            DECEMBER 31, 1997($)(1)
                             ACQUIRED ON   VALUE        -----------------------------   ---------------------------
NAME                         EXERCISE(#) REALIZED($)    EXERCISABLE(2)  UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                         ----------  ----------     -------------   -------------   -----------   -------------
David W. Barry, M.D.            --           --             25,381          60,000        193,530          0

M. Nixon Ellis, Ph.D.           --           --            230,867          40,000      3,204,514          0

George R. Painter, III, Ph.D.   --           --             21,913          32,000        117,740          0

Chris A. Rallis, J.D.           --           --             57,970          38,000        701,065          0

Carolyn S. Underwood            --           --            168,535          32,000      2,231,492          0


(1) Value is defined as the fair market price of the Company's Common Stock at December 31, 1997 less the exercise price. On December 31, 1997, the closing selling price of a share of the Company's Common Stock on the Nasdaq National Market was $14.63.

(2) These options are immediately exercisable but the Named Executive Officers' interests in the option shares vest over time. All unvested shares purchased by the Named Executive Officers are subject to repurchase by the Company at the exercise price per share. As of December 31, 1997, Dr. Barry had a vested interest in 7,932 of these option shares, Dr. Ellis had a vested interest in 102,559 of these option shares, Dr. Painter had a vested interest in 11,815 of these option shares, Mr. Rallis had a vested interest in 23,571 of these option shares and Ms. Underwood had a vested interest in 74,199 of these option shares.

EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS

     In October 1996, the Company entered into an employment agreement with Dr. David W. Barry, the Company's Chairman and Chief Executive Officer. Pursuant to the agreement, the Company has employed Dr. Barry at a base salary of $216,000 per year for a period of two years, subject to increase by the Company's Board. The Company has also agreed to provide to Dr. Barry any other benefits that are provided to the Company's other executive officers. Dr. Barry's employment is terminable at will by either the Company or Dr. Barry. In the event Dr. Barry's employment is terminated by the Company for any reason or Dr. Barry resigns at any time within three years of the date of the agreement, the Company has agreed to continue to pay Dr. Barry's then-current base salary for a period of two years and Dr. Barry has agreed that during the two-year period he will not serve as the chairman, chief executive officer or president of, or participate in or direct the development of drugs for the treatment of viral diseases for, any for-profit business in the pharmaceutical industry that competes in the United States with the Company. In addition, in the event that Dr. Barry's employment is terminated by the Company without cause at any time within three years of the date of the agreement, the Company has agreed to accelerate the vesting of any unvested stock and/or options held by Dr. Barry. The agreement will terminate automatically in the event of any change in control of the Company.

     The Company has also entered into arrangements with each of the Named Executive Officers and certain other executive officers pursuant to which the executive officers are entitled to receive a severance payment equal to one year's base salary in the event their employment is terminated without cause after a change in control of the Company.

     All of the options awarded by the Company to the Named Executive Officers during the year ended December 31, 1997, provide that the shares subject to each option will immediately vest in the event the Company is acquired by a merger or asset sale, unless the options are assumed by the acquiring entity. The options further provide that the shares subject to each option will immediately vest even if the options are assumed by the acquiring entity if the Named Executive Officer's employment is terminated involuntarily (which includes, among other things, a reduction in the responsibilities of the Named Executive Officer) at any time within 12 months after the merger or asset sale.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee was established in June 1996. Its members are Dr. Evnin and Mr. McFadden. Dr. Evnin is a general partner of Venrock Associates and Venrock Associates II, L.P., both of which purchased Preferred Stock from the Company as part of several private placement transactions completed by the Company during the years ended December 31, 1995 and 1996. Mr. McFadden and several affiliated individuals and entities also purchased Preferred Stock from the Company as part of these financings. Mr. McFadden received a finder's fee of $500,000 in connection with the private placement of 2,000,000 shares of Common Stock by the Company in June 1997. See "Certain Relationships and Related Transactions."

     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"), THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPH ON PAGE 30 SHALL NOT BE INCORPORATED INTO ANY SUCH FILINGS.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") offers this report regarding compensation for the Company's executive officers and Chief Executive Officer.

     GENERAL COMPENSATION POLICY

     The Company's primary objective is to maximize the value of its shares over time. Accomplishing this objective requires the Company to successfully develop and market safe and effective drugs, primarily for the treatment of viral diseases and cancer. The Committee, with this objective in mind, authorizes compensation packages for the Company's executive officers designed to retain and attract top quality management and to encourage them to contribute to the achievement of the Company's business objectives. In addition, the Committee attempts to establish compensation packages that are comparable to the packages received by executives of similar companies and reasonable in light of the Company's expenditures on its drug development programs.

     The Company compensates its executive officers with a combination of salary and incentives designed to encourage efforts to achieve both the short-term and long-term goals of the Company. The compensation structure attempts to reward both individual contributions as well as the Company's overall performance. Many traditional measures of corporate performance, such as earnings per share or sales growth, are less applicable to the performance of development stage pharmaceutical companies, like the Company, than to mature pharmaceutical companies or companies in other industries. As a result, in making executive compensation decisions the Committee evaluates other indications of performance, such as the progress of the Company in achieving milestones in the development of its drug candidates, in obtaining rights to drug candidates and in raising the capital needed for its operations.

     The basic components of the Company's compensation packages for its executive officers include the following:

          - Base Salary

          - Annual Incentives

          - Long-term Incentives

          - Benefits

     Each officer's package contains a mix of these elements and is designed to provide a level of compensation competitive with the compensation paid to comparable officers of companies of similar size in similar industries. Based on various surveys of executive compensation within the Company's industry, the Committee believes it achieved this level of aggregate executive compensation during 1997. The Company favors a compensation structure that aligns the long-term interests of its executive officers with the interests of its stockholders, and as a result places more weight upon long-term incentives in the form of stock options than upon base salary and annual incentives.

     BASE SALARY and increases in base salary are determined by both individual and Company performance and the salary levels in effect for companies of similar size in similar industries. During 1997, the Committee sought to increase the base salaries of the Company's officers from a level around the median of the range of salaries of officers in comparable companies at the beginning of the year to a level around the 75th percentile of such range by the end of the year. In addition, the Committee considered the following factors in setting the base salaries for executive officers during 1997: the Company's success in achieving milestones in the development of its drug candidates, in obtaining rights to drug candidates and in raising the capital needed for its operations, and any special expertise of a particular executive. During 1997, the base salaries for the Named Executive Officers (excluding Dr. Barry) increased by an average of approximately 14% over their annualized base salaries during 1996.

     ANNUAL INCENTIVES in the form of cash bonuses are awarded by the Committee based upon its evaluation of the performance of each executive officer and the achievement of Company goals during the year. In 1997, annual incentive compensation awarded to the Named Executive Officers (excluding Dr. Barry) averaged approximately 44% of base salary and totaled in the aggregate $292,665. The increase in annual incentives awarded in 1997 as compared to 1996 was due in part to the Committee's efforts to align the performance evaluation period (i.e., the timing of bonus payments) with the Company's fiscal year (i.e., January 1 through December 31) and, as a result, incentive awards were made both in June 1997 and in December 1997. All incentive awards made in 1997 were earned in 1997; however, the incentive awards made in June 1997 were based on milestones achieved over the preceding 12 months (including the Company's successful completion of its initial public offering in November 1996) and the incentive awards made in December 1997 were based on milestones achieved over the preceding six months. The awards reflect the Committee's objective to provide a level of compensation competitive with the compensation paid to comparable officers of companies of similar size in similar industries.

     LONG-TERM INCENTIVE compensation in the form of stock options is expected to be the largest element of total compensation over time. Grants of stock options are designed to align the long-term interests of each officer with the interests of the Company's stockholders and to provide long-term incentives for the individual officer to remain with the Company. Stock options provide each officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The size of the option grant to each officer is based on the officer's current position and expected future contributions to the Company's business. Awards of stock options are designed to have an expected aggregate exercise value over time equal to a multiple of salary which will create a significant opportunity for stock ownership.

     During 1997, the Named Executive Officers (excluding Dr. Barry) were granted ten-year options to purchase an aggregate of 142,000 shares of the Company's Common Stock at an exercise price of $23.63 per share, excluding options to acquire 7,225 shares of Common Stock granted to Dr. Painter under the Company's Salary Investment Option Grant Program. All of the options (other than Dr. Painter's Salary Investment options) vest over a four year period as long as the Named Executive Officer continues to remain employed by the Company. The options were awarded by the Committee based on the significant milestones achieved by the Company during 1997. The Committee also considered the total percentage of outstanding shares beneficially owned by the Named Executive Officers as compared to the stock ownership of similar officers at comparable companies. The Committee believes that the option grants were at a level around the 75th percentile of the range of option grants to officers in comparable companies.

     BENEFITS offered to the Company's executive officers serve as a safety net of protection against the financial catastrophes that can result from illness, disability or death. Benefits offered to the Company's executive officers are substantially the same as those offered to all the Company's regular employees.

     CEO COMPENSATION

     Dr. Barry's 1997 base salary of $221,375 represented an increase of approximately 8% over his base salary during 1996. The cash bonus paid to Dr. Barry increased from $20,000 during 1996 to $84,102 during 1997.
The increase in annual incentives awarded in 1997 as compared to 1996 was due in part to the Committee's efforts to align the performance evaluation period (i.e., the timing of bonus payments) with the Company's fiscal year (i.e., January 1 through December 31) and, as a result, incentive awards were made both in June 1997 and in December 1997. The bonus paid to Dr. Barry in 1997 was earned in 1997; however, the incentive award made to Dr. Barry in June 1997 was based on milestones achieved over the preceding
12 months (including the Company's successful completion of its initial public offering in November 1996) and the incentive award made to Dr. Barry in December 1997 was based on milestones achieved over the preceding six months. The amount of Dr. Barry's base salary and cash bonus were below the average for chief executive officers of comparable companies, reflecting the Committee's objective, particularly in the case of Dr. Barry, of placing more weight upon long-term incentives than upon base salary and annual incentives.

     The Committee expects that the stock options granted to Dr. Barry will represent the largest element of his compensation and provide a direct link between Dr. Barry's compensation and the Company's performance. During 1997, Dr. Barry received ten-year options to purchase an aggregate of 60,000 shares of the Company's Common Stock at an exercise price of $23.63 per share. All of the options vest over a four year period as long as Dr. Barry continues to remain employed by the Company. As with the other Named Executive Officers, the options granted to Dr. Barry were awarded based on the significant milestones achieved by the Company during 1997. The Committee believes that the option grants were at a level around the 75th percentile of the range of option grants to chief executive officers in comparable companies. Additionally, the total percentage of outstanding shares beneficially owned by Dr. Barry is above the median as compared to the stock ownership of similar officers at comparable companies. It is the Committee's judgment that Dr. Barry's scientific and management leadership is extremely important to the Company, and it is therefore essential to provide Dr. Barry with a significant unvested stock ownership position in the Company.



              COMPENSATION COMMITTEE

              Anthony B. Evnin, Ph.D.
              George McFadden

PERFORMANCE GRAPH

     The following graph compares total stockholder returns since the Company became a reporting company under the Exchange Act to the Nasdaq CRSP Total Return Index ("Nasdaq Broad Index") for the Nasdaq Stock Market (U.S. Companies) and the Nasdaq CRSP Pharmaceutical Index ("Nasdaq Pharmaceutical Index"). The total return for each of the Company's Common Stock, the Nasdaq Broad Index and the Nasdaq Pharmaceutical Index assumes the reinvestment of dividends, although dividends have not been declared on the Company's Common Stock. The Nasdaq Pharmaceutical Index is made up of all companies with the standard industrial classification (SIC) Code 283 (category description "Drugs"). The companies comprising the Nasdaq Pharmaceutical Index are available upon written request to Investor Relations at the Company's executive offices. The stockholder return shown on the graph below is not necessarily indicative of future performance and the Company will not make or endorse any predictions as to future stockholder returns.

                              [GRAPHIC OMITTED]
                             - TRIANGLE PHARMACEUTICALS
                             X NASDAQ STOCK MARKET (U.S.)
                             Y NASDAQ PHARMACEUTICAL


                                             CUMULATIVE TOTAL RETURN
                                        --------------------------------
                                        11/01/96    12/31/96    12/31/97
                                        --------    --------    --------
     TRIANGLE PHARMACEUTICALS, INC.       100         229         146
     NASDAQ STOCK MARKET-US               100         106         130
     NASDAQ PHARMACEUTICALS               100         103         106

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company's Registration Statement on Form S-1 pursuant to which the Company completed its initial public offering ("IPO") was declared effective on October 31, 1996. As part of the IPO, each share of the Company's Preferred Stock automatically converted into one share of Common Stock and all outstanding warrants to purchase shares of the Company's Preferred Stock automatically converted into the right to acquire an equivalent number of shares of Common Stock at the same exercise price.

     In October 1996, the Company entered into an Employment Agreement with Dr. Barry, the Company's Chairman and Chief Executive Officer. See "Executive Compensation and Other Information--Employment Contracts and Change of Control Arrangements."

     Since its inception in July 1995, the Company issued, in private placement transactions, shares of its Preferred Stock as follows: 5,231,671 shares of Series A Preferred Stock at a price of $0.75 per share (and warrants to purchase up to 130,000 shares of Series A Preferred Stock at an exercise price of $0.75 per share); and 3,706,234 shares of Series B Preferred Stock at a price of $5.00 per share (and warrants to purchase up to 16,000 shares of Series B Preferred Stock at an exercise price of $5.00 per share). The purchasers of Preferred Stock included, among others, the following executive officers, directors and holders of more than five percent of the Company's outstanding stock and their respective affiliates: (i) Venrock Associates and Venrock Associates II (of which Dr. Evnin is a general partner) invested a total of $4,100,000; (ii) George McFadden and several related entities and individuals invested a total of $4,000,000; (iii) Forward Ventures II, L.P. and Forward Ventures Vanguard Fund (of which Mr. Fleming is indirectly a general partner) invested a total of $3,788,000; (iv) The Wellcome Trust (to which Schroder Ventures Life Sciences Advisors Limited, of which Mr. McPartland is indirectly a director, acts as an advisor) invested a total of $5,000,000; (v) Dr. Barry invested a total of $400,000; (vi) Dr. Ellis invested a total of $441,000; and (vii) Dr. Hostetler invested a total of $125,000. As part of these financings, the Company granted registration rights to the investors that acquired the Preferred Stock.

     In November 1995, the Company entered into a license agreement and separate consulting agreements with Dr. Hostetler, one of the Company's directors and a member of the Company's Scientific Advisory Board, and Dr. Dennis Carson, another member of the Company's Scientific Advisory Board. Pursuant to the license agreement, Dr. Hostetler granted the Company an exclusive worldwide license to his rights to Acyclovir Monophosphate ("ACVMP") and Drs. Hostetler and Carson granted the Company an exclusive worldwide license to their rights to 2-CdAP (the "ACVMP and 2-CdAP Technologies"). As consideration for the exclusive license of the ACVMP and 2-CdAP Technologies, the Company sold an aggregate of 500,000 shares of Common Stock to Drs. Hostetler and Carson. The interests of Drs. Hostetler and Carson in the shares of Common Stock vest over time as they continue to serve as consultants to the Company. The Company also agreed to make two separate milestone payments of $1.0 million each and to make royalty payments ranging from 3% to 8% of net sales of products incorporating the ACVMP and 2-CdAP Technologies to Drs. Hostetler and Carson. The Company is obligated to hold harmless Drs. Hostetler and Carson against any claims or losses caused by or arising out of the Company's use of the ACVMP and 2-CdAP Technologies. Drs. Hostetler and Carson have the right to terminate the license agreement or convert the exclusive license to a nonexclusive license in the event that the Company does not satisfy certain development, marketing and milestone obligations. Additional termination events include the failure of the Company to pay royalties to Drs. Hostetler and Carson when due.

     Under the terms of the consulting agreement with Dr. Hostetler, the Company paid Dr. Hostetler an initial fee of $3,000 and agreed to sell to Dr. Hostetler shares of the Company's Series A Preferred Stock and to pay him an annual fee of $25,000 in consideration of the consulting services Dr. Hostetler agreed to provide in the antiviral and anticancer fields. The consulting agreement will terminate in November 1999, unless earlier terminated by the Company.

     In July 1995, Dr. Barry, the Chairman and Chief Executive Officer of the Company, and Forward Ventures II, L.P., a holder of more than five percent of the Company's outstanding stock, and of which Mr. Fleming, a director of the Company, is a general partner, purchased 800,000 and 375,000 shares of Common Stock, respectively, at $0.01 per share (the then fair market value of the Common Stock as determined by the Company's Board). These shares represented all of the shares of Common Stock issued in this financing. In November 1995, Dr. Hostetler and Mr. Fleming, directors of the Company, Dr. Ellis, a director and executive officer of the Company, and Dr. Furman, Dr. Sandra Lehrman and Mr. Klein, all executive officers of the Company at that time, purchased 300,000, 62,500, 200,000, 150,000, 150,000 and 100,000 shares of
Common Stock, respectively, at $0.01 per share (the then fair market value of the Common Stock as determined by the Company's Board). A total of 1,345,000 shares of Common Stock were issued in this financing. In December 1995, Mr. Rallis, an executive officer of the Company, purchased 150,000 shares of Common Stock at $0.01 per share (the then fair market value of the Common Stock as determined by the Company's Board). The Company exercised its option to repurchase all 150,000 shares of Common Stock from Dr. Lehrman upon her departure from the Company in July 1996.

     On June 6, 1997, the Company issued, in a private placement transaction, 2,000,000 shares of Common Stock for gross proceeds of $30,000,000, or $15.00 per share (a discount of approximately 15% from the average closing price of the Common Stock over the 30 trading days prior to the date of the transaction), to the Duquesne Fund, L.P. and to three entities associated with Soros Fund Management LLC, which three entities collectively own more than 5% of the Company's Common Stock. Stanley F. Druckenmiller, the Lead Portfolio Manager and a Member of the Management Committee of SFM LLC, is also the sole managing member of Duquesne LLC, an investment advisory firm which serves as a discretionary investment advisor to Duquesne Fund, L.P. As part of the private placement, the purchasers received certain registration rights as well as the right, until June 6, 1999, to nominate one designee to serve on the Company's Board, subject to the prior approval of the Company's Chairman and certain other limitations. On January 23, 1998, the Company filed a Registration Statement on Form S-3 registering for resale the 2,000,000 shares (plus an additional 789,500 shares acquired prior to the private placement). The Company was introduced to the purchasers by Mr. McFadden, a director of the Company, who received a finder's fee of $500,000 in connection with the transaction.

     The Company has entered into a number of agreements with certain direct or indirect wholly-owned subsidiaries of Quintiles Transnational Corp. (collectively, "Quintiles") pursuant to which Quintiles has rendered or has agreed to render contract services on behalf of Triangle, including, among other services, clinical monitoring, pre-clinical testing, drug product formulation and packaging and central laboratory services. Dennis B. Gillings, Ph.D., a nominee for election to the Board at the Annual Meeting, is the Chairman and Chief Executive Officer and a significant shareholder of Quintiles Transnational Corp. The Company paid Quintiles nominal amounts in 1996 and approximately $450,000 during 1997 for services rendered.

     The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions between the Company and its officers, directors, principal stockholders and their respective affiliates will be approved in accordance with the Delaware General Corporation Law by a majority of the Board, including a majority of the independent and disinterested directors of the Board, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

     The Company's Second Restated Certificate of Incorporation eliminates, subject to certain exceptions, directors' personal liability to the Company or its stockholders for monetary damages for breaches of fiduciary duties. The Second Restated Certificate of Incorporation does not, however, eliminate or limit the personal liability of a director for (i) any breach of the director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

     The Company's Restated Bylaws provide that the Company shall indemnify its directors and executive officers to the fullest extent permitted under the Delaware General Corporation Law, and may indemnify its other officers, employees and other agents as set forth in the Delaware General Corporation Law. In addition, the Company has entered into indemnification agreements with its directors and officers. The indemnification agreements contain provisions that require the Company, among other things, to indemnify its directors and executive officers against certain liabilities (other than liabilities arising from intentional or knowing and culpable violations of law) that may arise by reason of their status or service as directors or executive officers of the Company or other entities to which they provide service at the request of the Company and to advance expenses they may incur as a result of any proceeding against them as to which they could be indemnified. The Company believes that these provisions and agreements are necessary to attract and retain qualified directors and officers. The Company has obtained an insurance policy covering directors and officers for claims that such directors and officers may otherwise be required to pay or for which the Company is required to indemnify them, subject to certain exclusions.

     As of the date of this proxy statement, there is no pending litigation or proceeding involving a director, officer, employee or other agent of the Company as to which indemnification is being sought, nor is the Company aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

       SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires Triangle's officers and directors, and persons who own more than 10% of a registered class of Triangle's equity securities, to file reports of ownership and changes in ownership with the SEC and the Nasdaq. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish Triangle with copies of all reports they file pursuant to Section 16(a).

     Based solely on a review of the copies of such reports furnished to Triangle, or written representations that no Form 5s were required, Triangle believes that, during 1997, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% stockholders were satisfied.

                      DEADLINE FOR STOCKHOLDER PROPOSALS

     Stockholder proposals that are intended to be presented at the Company's annual meeting of stockholders to be held in 1999 must be received by the Company no later than December 12, 1998, in order to be included in the proxy statement and related proxy materials.

                                   FORM 10-K

     THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO THE ATTENTION OF INVESTOR RELATIONS AT THE COMPANY'S EXECUTIVE OFFICES WHICH ARE LOCATED AT 4 UNIVERSITY PLACE, 4611 UNIVERSITY DRIVE, DURHAM, NORTH CAROLINA 27707.

                                OTHER BUSINESS

     The Board knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.


Dated: April 3, 1998                Order of the Board of Directors


                                    /s/ Chris A. Rallis
                                    Chris A. Rallis, SECRETARY

                                     ATTACHMENT I
                                     ------------


                            TRIANGLE PHARMACEUTICALS, INC.

                              1996 STOCK INCENTIVE PLAN
                              -------------------------
                   (AS AMENDED AND RESTATED THROUGH MARCH 27, 1998)

                                     ARTICLE ONE

                                  GENERAL PROVISIONS
                                  ------------------

     I.   PURPOSE OF THE PLAN

          This 1996 Stock Incentive Plan is intended to promote the interests of Triangle Pharmaceuticals, Inc., a Delaware corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

          Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

     II.  STRUCTURE OF THE PLAN

          A.   The Plan shall be divided into four separate equity programs:

               - the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

               - the Salary Investment Option Grant Program under which eligible employees may elect to have a portion of their base salary invested each year in special option grants,

               - the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary), and

               - the Automatic Option Grant Program under which eligible non-employee Board members shall automatically receive option grants at periodic intervals to purchase shares of Common Stock.

          B. The provisions of Articles One and Six shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

     III. ADMINISTRATION OF THE PLAN

          A. The Primary Committee shall have sole and exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders and shall have sole and exclusive authority to administer the Salary Investment Option Grant Program with respect to all eligible individuals.

          B. Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board's discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons. The members of the Secondary Committee may be Board members who are Employees eligible to receive discretionary option grants or direct stock issuances under the Plan or any other stock option, stock appreciation, stock bonus or other stock plan of the Corporation (or any Parent or Subsidiary).

          C. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

          D. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant, Salary Investment Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant, Salary Investment Option Grant and Stock Issuance Programs under its jurisdiction or any option or stock issuance thereunder.

          E. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

          F. Administration of the Automatic Option Grant Program shall be self-executing in accordance with the terms of that program, and no Plan Administrator shall exercise any discretionary functions with respect to any option grants or stock issuances made under this program.

     IV.  ELIGIBILITY

          A. The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

                    (i)  Employees,

                    (ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

                    (iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

          B. Only Employees who are Section 16 Insiders and other highly compensated Employees shall be eligible to participate in the Salary Investment Option Grant Program.

          C. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine,
(i) with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive option grants, the time or times when such option grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive stock issuances, the time or times when such issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration for such shares.

          D. The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

          E. The individuals eligible to participate in the Automatic Option Grant Program shall be determined in accordance with the provisions of Article Five.

     V.   STOCK SUBJECT TO THE PLAN

          A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock reserved for issuance over the term of the Plan shall not exceed 3,200,000 shares. Such authorized share reserve is comprised of (i) the number of shares which remained available for issuance, as of the Plan Effective Date, under the Predecessor Plan as last approved by the Corporation's stockholders, including the shares subject to the outstanding options incorporated into the Plan and the additional shares which were otherwise available for future grant, plus (ii) an additional increase of 500,000 shares authorized by the Board and subsequently approved by the stockholders prior to the Section 12 Registration Date, plus
(iii) an additional increase of 1,000,000 shares authorized by the Board on December 4, 1997, subject to stockholder approval at the 1998 Annual Meeting.
In addition, the maximum number of shares of Common Stock reserved for issuance under the Plan shall automatically increase on January 1st of each of the calendar years 1999, 2000 and 2001 by an amount equal to four percent (4%) of the total number of shares of Common Stock issued and outstanding on December 31st of the immediately preceding calendar year; provided, however, that in no event shall any such annual increase exceed the difference between (x) 1,000,000 shares and (y) the number of shares of Common Stock available for future option grants under the Plan on such December 31 (net of all outstanding options and unvested stock issuances). This automatic annual increase feature was authorized by the Board on December 4, 1997, subject to stockholder approval at the 1998 Annual Meeting.

          B. No one person participating in the Plan may receive options, separately exercisable stock appreciation rights and direct stock issuances for more than 500,000 shares of Common Stock in the aggregate per calendar year, beginning with the 1996 calendar year.

          C. Shares of Common Stock subject to outstanding options (including options incorporated into this Plan from the Predecessor Plan) shall be available for subsequent issuance under the Plan to the extent (i) those options expire or terminate for any reason prior to exercise in full or (ii) those options are cancelled in accordance with the cancellation/regrant provisions of Article Two. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation, at the original issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan. However, should the exercise price of an option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance.

          D. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which the share reserve under the Plan is to be increased each year pursuant to the automatic annual increase provisions of Section V.A of this Article One, (iii) the number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under this Plan per calendar year, (iv) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee Board members, (v) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan and (vi) the number and/or class of securities and price per share in effect under each outstanding option incorporated into this Plan from the Predecessor Plan. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

                                     ARTICLE TWO

                          DISCRETIONARY OPTION GRANT PROGRAM
                          ----------------------------------

     I.   OPTION TERMS

          Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; PROVIDED, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

          A.   EXERCISE PRICE.

               1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the option grant date.

               2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Six and the documents evidencing the option, be payable in one or more of the forms specified below:

                    (i)    cash or check made payable to the Corporation,

                    (ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

                    (iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

          Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          B. EXERCISE AND TERM OF OPTIONS. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten
(10) years measured from the option grant date.

          C.   EFFECT OF TERMINATION OF SERVICE.

               1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

                    (i) Any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

                    (ii) Any outstanding option held by the Optionee at the time of death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution.

                    (iii) Should the Optionee's Service be terminated for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to be outstanding.

                    (iv) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

               2. The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

                    (i) extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

                    (ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

          D. STOCKHOLDER RIGHTS. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

          E. REPURCHASE RIGHTS. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

          F. LIMITED TRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. However, a Non-Statutory Option may be assigned in whole or in part during the Optionee's lifetime. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

     II.  INCENTIVE OPTIONS

          The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Six shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall NOT be subject to the terms of this Section II.

          A.   ELIGIBILITY.  Incentive Options may only be granted to Employees.

          B. EXERCISE PRICE. The exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

          C. DOLLAR LIMITATION. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

          D. 10% STOCKHOLDER. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five
(5) years measured from the option grant date.

     III. CORPORATE TRANSACTION/CHANGE IN CONTROL

          A. In the event of any Corporate Transaction, each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding option shall not so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof), (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to those option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

          B. All outstanding repurchase rights shall terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or
(ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

          C. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

          D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price payable per share under each outstanding option, PROVIDED the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and (iii) the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year.

          E. The Plan Administrator shall have full power and authority to grant options under the Discretionary Option Grant Program which will automatically accelerate in the event the Optionee's Service subsequently terminates by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those options are assumed or replaced and do not otherwise accelerate. Any options so accelerated shall remain exercisable for fully-vested shares until the EARLIER of (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination. In addition, the Plan Administrator may provide that one or more of the Corporation's outstanding repurchase rights with respect to shares held by the Optionee at the time of such Involuntary Termination shall immediately terminate, and the shares subject to those terminated repurchase rights shall accordingly vest in full.

          F. The Plan Administrator shall have full power and authority to grant options under the Discretionary Option Grant Program which will automatically accelerate in the event the Optionee's Service subsequently terminates by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control. Each option so accelerated shall remain exercisable for fully-vested shares until the EARLIER of (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination. In addition, the Plan Administrator may provide that one or more of the Corporation's outstanding repurchase rights with respect to shares held by the Optionee at the time of such Involuntary Termination shall immediately terminate, and the shares subject to those terminated repurchase rights shall accordingly vest in full.

          G. The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

          H. The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     IV.  CANCELLATION AND REGRANT OF OPTIONS

          The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Discretionary Option Grant Program (including outstanding options incorporated from the Predecessor
Plan) and to grant in substitution new options covering the same or different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new grant date.

     V.   STOCK APPRECIATION RIGHTS

          A. The Plan Administrator shall have full power and authority to grant to selected Optionees tandem stock appreciation rights and/or limited stock appreciation rights.

          B. The following terms shall govern the grant and exercise of tandem stock appreciation rights:

                    (i) One or more Optionees may be granted the right, exercisable upon such terms as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Common Stock and the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (a) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (b) the aggregate exercise price payable for such shares.

                    (ii) No such option surrender shall be effective unless it is approved by the Plan Administrator, either at the time of the actual option surrender or at any earlier time. If the surrender is so approved, then the distribution to which the Optionee shall be entitled may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

                    (iii) If the surrender of an option is not approved by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the LATER of (a) five (5) business days after the receipt of the rejection notice or (b) the last day on which the option is otherwise exercisable in accordance with the terms of the documents evidencing such option, but in no event may such rights be exercised more than ten (10) years after the option grant date.

          C. The following terms shall govern the grant and exercise of limited stock appreciation rights:

                    (i) One or more Section 16 Insiders may be granted limited stock appreciation rights with respect to their outstanding options.

                    (ii) Upon the occurrence of a Hostile Take-Over, each individual holding one or more options with such a limited stock appreciation right shall have the unconditional right (exercisable for a thirty (30)-day period following such Hostile Take-Over) to surrender each such option to the Corporation, to the extent the option is at the time exercisable for vested shares of Common Stock. In return for the surrendered option, the Optionee shall receive a cash distribution from the Corporation in an amount equal to the excess of (A) the Take-Over Price of the shares of Common Stock which are at the time vested under each surrendered option (or surrendered portion thereof) over (B) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the option surrender date.

                    (iii) The Plan Administrator shall pre-approve, at the time the limited stock appreciation right is granted, the subsequent exercise of that right in accordance with the terms of the grant and the provisions of this Section V.C. No additional approval of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash distribution.

                    (iv) The balance of the option (if any) shall remaining outstanding and exercisable in accordance with the documents evidencing such option.

                                    ARTICLE THREE

                        SALARY INVESTMENT OPTION GRANT PROGRAM
                        --------------------------------------

     I.   OPTION GRANTS

          The Primary Committee shall have the sole and exclusive authority to determine the calendar year or years (if any) for which the Salary Investment Option Grant Program is to be in effect and to select the Section 16 Insiders and other highly compensated Employees eligible to participate in the Salary Investment Option Grant Program for such calendar year or years. Each selected individual who elects to participate in the Salary Investment Option Grant Program must, prior to the start of each calendar year of participation, file with the Plan Administrator (or its designate) an irrevocable authorization directing the Corporation to reduce his or her base salary for that calendar year by an amount not less than Ten Thousand Dollars ($10,000.00) nor more than Fifty Thousand Dollars ($50,000.00). The Primary Committee shall have complete discretion to determine whether to approve the filed authorization in whole or in part. To the extent the Primary Committee approves the authorization, the individual who filed that authorization shall be granted an option under the Salary Investment Grant Program as soon as possible after the start of the calendar year for which the salary reduction is to be in effect. All grants under the Salary Investment Option Grant Program shall be at the sole discretion of the Primary Committee.

     II.  OPTION TERMS

          Each option shall be a Non-Statutory Option evidenced by one or more documents in the form approved by the Plan Administrator; PROVIDED, however, that each such document shall comply with the terms specified below.

          A.   EXERCISE PRICE.

               1.   The exercise price per share shall be equal to the excess of
(i) the Fair Market Value per share of Common Stock on the option grant date over (ii) the amount of the approved Salary Reduction divided by the number of shares subject to the Option.

               2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          B. NUMBER OF OPTION SHARES. The number of shares of Common Stock subject to the option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

               X = A DIVIDED BY (B x C), where

               X is the number of option shares,

               A is the dollar amount of the approved reduction in the Optionee's base salary for the calendar year,

               B is the Fair Market Value per share of Common Stock on the option grant date, and

               C is a percentage not less than 33 1/3% nor more than 66 2/3% fixed by the Plan Administrator, in its sole discretion, for purposes of the option grants to be made under the Salary Investment Option Grant Program for a particular calendar year for which that program is to be in effect.

          C. EXERCISE AND TERM OF OPTIONS. The option shall become exercisable in a series of twelve (12) successive equal monthly installments upon the Optionee's completion of each calendar month of Service in the calendar year for which the salary reduction is in effect. Each option shall have a maximum term of ten (10) years measured from the option grant date.

          D. EFFECT OF TERMINATION OF SERVICE. Should the Optionee cease Service for any reason while holding one or more options under this Article Three, then each such option shall remain exercisable, for any or all of the shares for which the option is exercisable at the time of such cessation of Service, until the EARLIER of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Service. Should the Optionee die while holding one or more options under this Article Three, then each such option may be exercised, for any or all of the shares for which the option is exercisable at the time of the Optionee's cessation of Service (less any shares subsequently purchased by Optionee prior to death), by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. Such right of exercise shall lapse, and the option shall terminate, upon the EARLIER of (i) the expiration of the ten (10)-year option term or (ii) the three
(3)-year period measured from the date of the Optionee's cessation of Service. However, the option shall, immediately upon the Optionee's cessation of Service for any reason, terminate and cease to remain outstanding with respect to any and all shares of Common Stock for which the option is not otherwise at that time exercisable.

     III. CORPORATE TRANSACTION/CHANGE IN CONTROL

          A. In the event of any Corporate Transaction while the Optionee remains in Service, each outstanding option held by such Optionee under this Salary Investment Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. Each such outstanding option shall be assumed by the successor corporation (or parent thereof) in the Corporate Transaction and shall remain exercisable for the fully-vested shares until the EARLIER of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of the Optionee's cessation of Service.

          B. In the event of a Change in Control while the Optionee remains in Service, each outstanding option held by such Optionee under this Salary Investment Option Grant Program shall automatically accelerate so that each such option shall immediately become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. Any option not exercised prior to the Change in Control may be repurchased by the Corporation at the time of the Change in Control at a repurchase price equal to the amount by which the Optionee's salary was reduced in connection with the grant of that option. Any option which is neither exercised nor repurchased shall remain exercisable for fully-vested shares until the EARLIER or (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three
(3)-year
period measured from the date of the Optionee's cessation of Service.

          C. The grant of options under the Salary Investment Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     III. REMAINING TERMS

          The remaining terms of each option granted under the Salary Investment Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

                                    ARTICLE FOUR

                                STOCK ISSUANCE PROGRAM
                                ----------------------

     I.   STOCK ISSUANCE TERMS

          Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below.

          A.   PURCHASE PRICE.

               1. The purchase price per share shall be fixed by the Plan Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the issuance date.

               2. Subject to the provisions of Section I of Article Six, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

                    (i)   cash or check made payable to the Corporation, or

                    (ii) past services rendered to the Corporation (or any Parent or Subsidiary).

          B.   VESTING PROVISIONS.

               1. Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program, namely:

                    (i) the Service period to be completed by the Participant or the performance objectives to be attained,

                    (ii) the number of installments in which the shares are to vest,

                    (iii) the interval or intervals (if any) which are to lapse between installments, and

                    (iv) the effect which death, Permanent Disability or other event designated by the Plan Administrator is to have upon the vesting schedule,

shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement.

               2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant's unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and
(ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

               3. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

               4. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to the surrendered shares.

               5. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant's Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

     II.  CORPORATE TRANSACTION/CHANGE IN CONTROL

          A. All of the Corporation's outstanding repurchase/cancellation rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent
(i) those repurchase/cancellation rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or
(ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

          B. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation's repurchase/cancellation rights remain outstanding under the Stock Issuance Program, to provide that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant's Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those repurchase/cancellation rights are assigned to the successor corporation (or parent thereof).

          C. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation's repurchase/cancellation rights remain outstanding under the Stock Issuance Program, to provide that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant's Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control.

     III. SHARE ESCROW/LEGENDS

          Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

                                    ARTICLE FIVE

                            AUTOMATIC OPTION GRANT PROGRAM
                            ------------------------------

     I.   OPTION TERMS

          A. GRANT DATES. Effective with the 1998 Annual Meeting, (i) on the date that each non-employee Board member is first elected or appointed as a non-employee Board member, option grants shall be made to such non-employee Board member and (ii) on the date that each non-employee Board member is re-elected as a non-employee Board member, option grants shall be made to such non-employee Board member. Each automatic option grant shall be a Non-Statutory Option. For each individual who is first elected or appointed as a non-employee Board member, the number of shares of Common Stock subject to the option shall be equal to 2,000 shares plus an additional 2,000 shares for any partial year and for each full year of the term for which the non-employee Board member is elected or appointed. Each non-employee Board member who is re-elected to serve as a non-employee Board member at any time after his or her initial term will receive an additional automatic grant of 2,000 shares for any partial year and for each full year of the term for which the non-employee Board member is re-elected to the Board. There shall be no limit on the number of such automatic option grants any one Eligible Director may receive over his or her period of Board service, and non-employee Board members who have previously been in the employ of the Corporation (or any Parent or Subsidiary) or who have otherwise received a stock option grant from the Corporation prior to the Effective Date shall be eligible to receive one or more such annual option grants over their period of continued Board service.

          B.   EXERCISE PRICE.

               1. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

               2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          C. OPTION TERM. Each option shall have a term of ten (10) years measured from the option grant date.

          D. EXERCISE AND VESTING OF OPTIONS. Each option shall be exercisable only with respect to option shares with respect to which the automatic option grant has become vested. Provided the optionee continues to serve as a Board member, the automatic option grant shall vest with respect to 2,000 shares on the day the non-employee Board member is first elected or appointed to the Board and with respect to an additional 2,000 shares on the day immediately preceding the date of each subsequent Annual Meeting following the date of the automatic option grant until the automatic option grant has become fully vested and exercisable for all the option shares. No portion of the automatic option grant shall vest after the optionee has ceased to be a member of the Board.

          E. TERMINATION OF BOARD SERVICE. The following provisions shall govern the exercise of any options held by the Optionee at the time the Optionee ceases to serve as a Board member:

                    (i) The Optionee (or, in the event of Optionee's death, the personal representative of the Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution) shall have a twelve
     (12)-month period following the date of such cessation of Board service in which to exercise each such option.

                    (ii) During the twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee's cessation of Board service.

                    (iii) Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for all or any portion of those shares as fully-vested shares of Common Stock.

                    (iv) In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the twelve (12)-month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Board service for any reason other than death or Permanent Disability, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

     II.  CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

          A. In the event of any Corporate Transaction, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Immediately following the consummation of the Corporate Transaction, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

          B. In connection with any Change in Control, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Each such option shall remain exercisable for such fully-vested option shares until the expiration or sooner termination of the option term or the surrender of the option in connection with a Hostile Take-Over.

          C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each of his or her outstanding automatic option grants. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to each surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. Stockholder approval of this March 27, 1998 amendment of the Plan shall constitute pre-approval of each option subsequently granted under this Article Five with such a surrender provision and the subsequent surrender of that option in accordance with the terms of this Section II.C. No additional approval of the Board or any Plan Administrator shall be required at the time of the actual option surrender and cash distribution.

          D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, PROVIDED the aggregate exercise price payable for such securities shall remain the same.

          E. The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     III. REMAINING TERMS

          The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

                                     ARTICLE SIX

                                    MISCELLANEOUS
                                    -------------

     I.   FINANCING

          The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price of shares issued under the Stock Issuance Program by delivering a full-recourse, interest bearing promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. In no event may the maximum credit available to the Optionee or Participant exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

     II.  TAX WITHHOLDING

          A. The Corporation's obligation to deliver shares of Common Stock upon the exercise of options or the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

          B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan (other than the options granted or the shares issued under the Automatic Option Grant Program) with the right to use shares of Common Stock in satisfaction of all or part of the Taxes incurred by such holders in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

               STOCK WITHHOLDING: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

               STOCK DELIVERY: The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

     III. EFFECTIVE DATE AND TERM OF THE PLAN

          A. The Plan became effective immediately upon the Plan Effective Date. However, the Salary Investment Option Grant Program shall not be implemented until such time as the Primary Committee may deem appropriate.

          B. The Plan shall serve as the successor to the Predecessor Plan, and no further option grants or direct stock issuances shall be made under the Predecessor Plan. All options outstanding under the Predecessor Plan on the
Section 12 Registration Date have been incorporated into the Plan and shall be treated as outstanding options under the Plan. However, each outstanding option so incorporated shall continue to be governed solely by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of Common Stock.

          C. One or more provisions of the Plan, including (without limitation) the option/vesting acceleration provisions of Article Two relating to Corporate Transactions and Changes in Control, may, in the Plan Administrator's discretion, be extended to one or more options incorporated from the Predecessor Plan which do not otherwise contain such provisions.

          D. On December 4, 1997, the Board adopted an amendment to the Plan (the "1997 Amendment") to effect the following changes: (i) increase the maximum number of shares of Common Stock available for issuance over the term of the Plan by an additional 1,000,000 shares, and (ii) implement an automatic share increase feature pursuant to which the number of shares of Common Stock available for issuance under the Plan will automatically increase on January 1st of each of the calendar years 1999, 2000 and 2001 by an amount equal to four percent (4%) of the total number of shares of Common Stock issued and outstanding on December 31st of the immediately preceding calendar year; provided, however, that in no event shall any such annual increase exceed the difference between (x) 1,000,000 shares and (y) the number of shares of Common Stock available for future option grants under the Plan on such December 31 (net of all outstanding options and unvested stock issuances). In addition, on March 27, 1998, the Board adopted an amendment to the Plan (the "1998 Amendment") to effect the following change: under the Automatic Option Grant Program, effective with the 1998 Annual Meeting (A) automatically grant to each individual who is first appointed or elected as a non-employee Board member an option to purchase shares of Common Stock in an amount equal to 2,000 shares of Common Stock plus 2,000 shares for any partial year and for each full year of the term for which the non-employee Board member is first appointed or elected, and (B) automatically grant to each individual who is re-elected to serve as a non-employee Board member an option to purchase 2,000 shares of Common Stock for each full year of the term for which the non-employee Board member is re-elected to the Board. The 1997 Amendment and the 1998 Amendment are subject to stockholder approval at the 1998 Annual Meeting, and no option grants made on the basis of the 1,000,000-share increase shall become exercisable in whole or in part unless and until the 1997 Amendment is approved by the stockholders. Should such stockholder approval not be obtained at the 1998 Annual Meeting, then each option grant made pursuant to the 1,000,000-share increase shall terminate and cease to remain outstanding, and no further option grants shall be made on the basis of that share increase. In addition, the automatic share increase feature pursuant to which the share reserve under the Plan will automatically increase on January 1st of the calendar years 1999, 2000 and 2001, and the revisions to the Automatic Option Grant Program shall not be implemented. However, the provisions of the Plan as in effect immediately prior to the 1997 Amendment and the 1998 Amendment shall continue in full force and effect, and option grants may thereafter continue to be made pursuant to those provisions. All option grants made prior to the 1997 Amendment and the 1998 Amendment shall remain outstanding in accordance with the terms and conditions of the respective instruments evidencing those options, and nothing in the 1997 Amendment or the 1998 Amendment shall be deemed to modify or in any way affect those outstanding options or issuances.

          E. The Plan shall terminate upon the EARLIEST of (i) August 30, 2006, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Upon such plan termination, all outstanding option grants and unvested stock issuances shall thereafter continue to have force and effect in accordance with the provisions of the documents evidencing such grants or issuances.

     IV.  AMENDMENT OF THE PLAN

          A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval if so determined by the Board or pursuant to applicable laws or regulations.

          B. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant and Salary Investment Option Grant Programs and shares of Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained any required approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then
(i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

     V.   USE OF PROCEEDS

          Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

     VI.  REGULATORY APPROVALS

          A. The implementation of the Plan, the granting of any stock option under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any granted option or (ii) under the Stock Issuance Program shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.

          B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

     VII. NO EMPLOYMENT/SERVICE RIGHTS

          Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

                                       APPENDIX
                                       --------

          The following definitions shall be in effect under the Plan:

     A. AUTOMATIC OPTION GRANT PROGRAM shall mean the automatic option grant program in effect under the Plan.

     B.   BOARD shall mean the Corporation's Board of Directors.

     C. CHANGE IN CONTROL shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

               (i) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept, or

               (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

     D.   CODE shall mean the Internal Revenue Code of 1986, as amended.

     E.   COMMON STOCK shall mean the Corporation's common stock.

     F. CORPORATE TRANSACTION shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

               (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

               (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

     G. CORPORATION shall mean Triangle Pharmaceuticals, Inc., a Delaware corporation, and its successors.

     H. DISCRETIONARY OPTION GRANT PROGRAM shall mean the discretionary option grant program in effect under the Plan.

     I. EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

     J. EXERCISE DATE shall mean the date on which the Corporation shall have received written notice of the option exercise.

     K. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

               (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be deemed equal to the closing selling price per share of Common Stock on the date in question, as such price is reported on the Nasdaq National Market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

               (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be deemed equal to the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

     L. HOSTILE TAKE-OVER shall mean the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept.

     M. INCENTIVE OPTION shall mean an option which satisfies the requirements of Code Section 422.

     N. INVOLUNTARY TERMINATION shall mean the termination of the Service of any individual which occurs by reason of:

               (i) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

               (ii) such individual's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and participation in any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

     O. MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

     P.   1934 ACT shall mean the Securities Exchange Act of 1934, as amended.

     Q. NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

     R. OPTIONEE shall mean any person to whom an option is granted under the Discretionary Option Grant, Salary Investment Option Grant or the Automatic Option Grant Program.

     S. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     T. PARTICIPANT shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

     U. PERMANENT DISABILITY OR PERMANENTLY DISABLED shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for purposes of the Automatic Option Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

     V. PLAN shall mean the Corporation's 1996 Stock Incentive Plan, as set forth in this document.

     W. PLAN ADMINISTRATOR shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

     X. PLAN EFFECTIVE DATE shall mean, August 30, 1996, the date on which the Plan was adopted by the Board.

     Y. PREDECESSOR PLAN shall mean the Corporation's pre-existing 1996 Stock Option/Stock Issuance Plan in effect immediately prior to the Plan Effective Date hereunder.

     Z. PRIMARY COMMITTEE shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders and to administer the Salary Investment Option Grant Program with respect to all eligible individuals.

     AA. SALARY INVESTMENT OPTION GRANT PROGRAM shall mean the salary investment option grant program in effect under the Plan.

     BB. SECONDARY COMMITTEE shall mean a committee of two (2) or more Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.

     CC. SECTION 12 REGISTRATION DATE shall mean the date on which the Common Stock was first registered under Section 12 of the 1934 Act.

     DD. SECTION 16 INSIDER shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

     EE. SERVICE shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

     FF. STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

     GG. STOCK ISSUANCE AGREEMENT shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

     HH. STOCK ISSUANCE PROGRAM shall mean the stock issuance program in effect under the Plan.

     II. SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     JJ. TAKE-OVER PRICE shall mean the GREATER of (i) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the clause (i) price per share.

     KK. TAXES shall mean the Federal, state and local income and employment tax liabilities incurred by the holder of Non-Statutory Options or unvested shares of Common Stock in connection with the exercise of those options or the vesting of those shares.

     LL. 10% STOCKHOLDER shall mean the owner of stock (as determined under Code Section

424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

                                ATTACHMENT II
                                -------------


                                 PROXY CARD

                        TRIANGLE PHARMACEUTICALS, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints David W. Barry and Chris A. Rallis jointly and severally, as proxies, with full power of substitution and resubstitution, to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Triangle Pharmaceuticals, Inc. to be held on Friday, May 15, 1998, or at any postponements or adjournments thereof, as specified on the reverse, and to vote in his discretion on such other business as may properly come before the Annual Meeting and any adjournments thereof.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

UNLESS OTHERWISE SPECIFIED BY THE UNDERSIGNED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND WILL BE VOTED BY THE PROXYHOLDERS AT THEIR DISCRETION AS TO ANY OTHER MATTERS PROPERLY TRANSACTED AT THE MEETING OR ANY ADJOURNMENTS THEREOF. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS JUST SIGN BELOW, NO BOXES NEED BE CHECKED.


         (PLEASE SIGN AND DATE ON REVERSE SIDE)

                       PLEASE DATE, SIGN AND MAIL YOUR
                    PROXY CARD BACK AS SOON AS POSSIBLE!

                      ANNUAL MEETING OF STOCKHOLDERS
                      TRIANGLE PHARMACEUTICALS, INC.

                              MAY 15, 1998

         PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

A /X/ PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

1. Election of Directors:

   / / Vote FOR all nominees at right (except as withheld in the space below)

   / / Vote WITHHELD from all nominees

Instruction: To withhold authority to vote for any individual nominee, check the box "Vote FOR" and write the nominee's name on the line below.

--------------------------------------------------------------------------------

NOMINEES:

Standish M. Fleming, Dennis B. Gillings, Ph.D. and Henry G. Grabowski, Ph.D. will stand for election to the Board for terms to expire in 2001.

2. To approve a series of amendments to the 1996 Stock Incentive Plan (i) increasing the number of shares of Common Stock authorized for issuance under the plan (the "option pool") by an additional 1,000,000 shares, (ii) providing for automatic annual increases in 1999, 2000 and 2001 in the option pool by an amount equal to 4% of the total number of shares outstanding, but in no event will the increase in any year exceed 1,000,000 shares less the total number of shares then available in the option pool for future grants, and (iii) increasing the number of shares of Common Stock issuable upon the exercise of options granted to non-employee Board members under the Automatic Option Grant Program to 2,000 shares on the date first elected or appointed to the Board and 2,000 additional shares for each full or partial year of such member's term, measured from the date of each annual meeting of stockholders.

      / / FOR        / / AGAINST      / / ABSTAIN

3. Ratification of Accountants: Ratification and approval of the selection of Price Waterhouse LLP as independent accountants for the fiscal year ending

  December 31, 1998.

       / / FOR        / / AGAINST      / / ABSTAIN

CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING / /

------------------------------     -------------------------------
 SIGNATURE OF STOCKHOLDER          PRINTED NAME OF STOCKHOLDER

------------------------------     Dated:             , 1998
 TITLE (IF APPROPRIATE)

       -----------------------

Note: Please sign exactly as name appears hereon. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, give your title. When shares are in the names of more than one person, each should sign.